                                                                    EXHIBIT 10.2

            _______________________________________________________


                             SUBORDINATED NOTE AND
                           EQUITY PURCHASE AGREEMENT


                                    between



                    SPECIALTY TRANSPORTATION SERVICES, INC.,


                                      AND


                       AMERICAN CAPITAL STRATEGIES, LTD.




                                January 30, 1998



            _______________________________________________________

                             SUBORDINATED NOTE AND
                           EQUITY PURCHASE AGREEMENT


             $5,500,000 PRINCIPAL AMOUNT SENIOR SUBORDINATED NOTES
              DUE 2006 OF SPECIALTY TRANSPORTATION SERVICES, INC.

             $2,500,000 PRINCIPAL AMOUNT JUNIOR SUBORDINATED NOTES
              DUE 2006 OF SPECIALTY TRANSPORTATION SERVICES, INC.

                         500,000 SHARES OF COMMON STOCK
                   OF SPECIALTY TRANSPORTATION SERVICES, INC.

                 PRIMARY WARRANTS TO PURCHASE 500,000 SHARES OF COMMON STOCK OF SPECIALTY TRANSPORTATION SERVICES, INC.

                 CONDITIONAL WARRANTS TO PURCHASE COMMON STOCK
                   OF SPECIALTY TRANSPORTATION SERVICES, INC.


                    THIS SUBORDINATED NOTE AND EQUITY PURCHASE AGREEMENT, dated as of January 30, 1998, is between SPECIALTY TRANSPORTATION SERVICES, INC., an Illinois corporation (the "Company"), and AMERICAN CAPITAL STRATEGIES LTD., a Delaware corporation ("ACS" or the "Purchaser"). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1, below.

                                    RECITALS

                    A. Gary I. Goldberg ("Executive") and Jack Gray Transport, Inc., an Indiana corporation ("JGT") have entered into that certain Asset Purchase Agreement dated September 24, 1997, as amended by amendment dated as of January 2, 1998 (the "Asset Purchase Agreement").

                    B. Goldberg assigned certain of his rights and interests in the Asset Purchase Agreement to Aasche Transportation Services, Inc., a Delaware corporation ("Investor"), pursuant to a certain Assignment of Asset Purchase Agreement dated as of September 29, 1997 (the "Assignment") which Assignment was consented to by JGT by a consent dated as of October 15, 1997.

                    C. Aasche assigned all of its rights and interests in the Asset Purchase Agreement to the Company pursuant to a certain Assignment of Asset Purchase Agreement dated as of January 30,1998 ("Aasche Assignment") which Assignment was consented to by JGT by a consent dated as of January 30, 1998, pursuant to which the Company shall acquire from JGT (the "Acquisition") the municipal solid and special waste segment of JGT (the "Business"). (The Asset Purchase Agreement, the Assignment and the Aasche Assignment are hereinafter referred to collectively as the Acquisition Agreement).

                    D. In order to induce the Purchaser to purchase the Notes and Common Stock to be issued pursuant to this Agreement, the Company has agreed to issue to the Purchaser primary stock purchase warrants exercisable for 500,000 shares of Common Stock and conditional stock purchase warrants exercisable for additional shares of Common Stock, in each case subject to the terms and conditions set forth in this Agreement.

                    NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

                    1.1 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the meanings set forth below:

                    "Acquisition" shall have the meaning assigned to such term in the recitals hereto.

                    "Acquisition Agreement" shall have the meaning assigned to such term in the recitals hereto.

                    "ACS" shall have the meaning assigned to such term in the preamble hereto.

                    "ACSCIC" shall mean ACS Capital Investments Corporation, a subsidiary of ACS.

                    "Additional Senior Indebtedness" shall have the meaning set forth in Section 6.2(a)(2).

                    "Affiliate" shall mean with respect to any Person, any other Person which is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, and the term "control" (including the terms "controlled by" and "under common control with") means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of





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voting securities or by contract or otherwise.  Without limiting the foregoing, the ownership of five percent (5%) of the voting securities of a Person shall be deemed to constitute control and notwithstanding anything to the contrary herein, neither Purchaser nor any of its Affiliates shall be deemed to be Affiliates of the Company by virtue of the transactions contemplated in this Agreement.

                    "Agreement" shall mean this Subordinated Note and Equity Purchase Agreement and all other agreements, instruments and documents attached hereto or delivered by the Company in connection herewith as any or all of the foregoing may be supplemented or amended from time to time.

                    "Approved Lease Form" shall mean a form of lease which is satisfactory to the Purchaser and which, in any event, (i) does not provide for any obligation of the Company with respect to residual value (or the equivalent) of greater than 40% of original cost for tractors, 25% of original cost for trailers, a percentage of original cost reasonably satisfactory to the Purchaser in the case of toppers or 20% of original cost for other equipment and (ii) which has no event of default comprising a cross default (as opposed to a cross acceleration) and which has no representations, warranties, covenants or events of default or prepayment that relate to any other Person or that relate to the Company's operations or condition (financial or otherwise) generally (as opposed to those that relate solely to leased equipment). For avoidance of doubt, (x) defaults with respect to particular equipment under a master equipment lease agreement to which the Company is a party shall not be deemed to be cross defaults with respect to other equipment under the same master lease agreement and (y) adding additional schedules in form theretofore approved by the Purchaser to a master lease agreement theretofore approved by the Purchaser shall not require separate approval of the Purchaser.

                    "Asche Tractor Debt" shall mean a non-interest bearing note payable of the Borrower to Asche Transfer, Inc. in an amount not exceeding $408,250 on account of the deferred purchase price in the Asche Tractor Debt Transaction, as to which no payments will or may be made to Asche Transfer, Inc. or any other Person until such time as the Borrower's Tangible Net Worth is equal to an amount equal to $650,000 plus 50% of the sum of Net Income (not to be reduced by losses) for each fiscal quarter during the period from the Closing Date through and including the last day of the then most recently completed fiscal quarter, and as to which no





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
such payment will or may be made if the making of such payment would result in an Event of Default or would reduce the Borrower's Tangible Net Worth below an amount equal to $650,000 plus 50% of the sum of Net Income (not to be reduced by losses) for each fiscal quarter during the period from the Closing Date through and including the last day of the then most recently completed fiscal quarter.

                    "Asche Tractor Debt Transaction" shall mean the purchase by the Borrower from Asche Transfer, Inc., of 12 power units (tractors) for an aggregate purchase price not exceeding $408,250 and the assumption by the Borrower of purchase money indebtedness of Asche Transfer, Inc. relating thereto in an amount not exceeding $11,775, which purchase price shall be deferred in full by incurrence of the Asche Tractor Debt.

                    "Banks" shall mean, collectively, Mellon Bank, N.A. and its successors and assigns pursuant to the Credit Agreement.

                    "Business" shall have the meaning assigned to such term in the recitals hereto.

                    "Business Day" shall mean any day other than a Saturday, Sunday or public holiday under the laws of the State of Maryland or other day on which banking institutions are authorized or obligated to close in the State of Maryland.

                    "Calculation Period" for the last day of any fiscal quarter shall mean (a) for June 30, 1998, September 30, 1998 and December 31, 1998, the period from the Closing Date through such date and (b) for each last day of a fiscal quarter thereafter, the period of four consecutive fiscal quarters ending on such last day.

                    "Call" shall have the meaning assigned to such term in
Section 10.1 hereof.

                    "Call Closing" shall have the meaning assigned to such term in Section 10.7 hereof.

                    "Call Notice" shall have the meaning assigned to such term in Section 10.1 hereof.

                    "Call Price" shall have the meaning assigned to such term in Section 10.2 hereof.

                    "Capital Expenditures" of any Person shall mean, for any period, all expenditures (whether paid in cash





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
or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which are capitalized, and Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with GAAP).

                    "Capitalized Leases" shall mean, with respect to any Person, leases of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP (as defined in Section 1.2, below), either would be required to be classified and accounted for as capital leases on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

                    "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9604, et seq.), as amended, and rules and regulations issued thereunder.

                    "Change of Control" shall have the meaning assigned to such term in Section 9.6 hereof.

                    "Charter Documents" with respect to any entity, shall mean the certificate of incorporation, articles of incorporation or similar evidences of corporate establishment of such entity, together with all amendments or supplements thereto.

                    "Closing" shall mean the closing of the separate purchases and sales of the Purchased Securities and the Notes pursuant to this Agreement.

                    "Closing Date" shall mean the date and time for delivery and payment of the Securities as finally determined pursuant to Section 2.4 hereof.

                    "Code" shall mean the Internal Revenue Code of 1986, as amended.

                    "Collateral" shall mean the property from time to time subject to or purported to be subject to the Liens of the Security Documents.

                    "Commitment Fees" shall mean the aggregate commitment fees equal to $78,334 which have became due and payable and paid by the Company to ACSCIC prior to the date hereof.

                    "Common Stock" shall mean the Company's common stock, $.01 par value.





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
                    "Company" shall have the meaning assigned to such term in the preamble hereto.

                    "Conditional Warrant" shall have the meaning assigned to such term in Section 2.2 hereof.

                    "Contractual Obligations" shall mean, for any Person, any provisions of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of property is bound.

                    "Controlled Group" shall mean the "controlled group of corporations" as that term is defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which JGT is a part as of the date hereof or the Company is a part now or from time to time.

                    "Credit Agreement" shall mean the loan agreement among the Company and the Banks described in Section 3.1(i) hereof and the collateral documents entered into in connection therewith, each as in effect on the Closing Date, as the same may be amended from time to time in accordance with the Subordination Agreement.

                    "Default" shall mean any event or condition that, but for the giving of notice or the lapse of time (as such), or both, would constitute an Event of Default.

                    "Dividend" shall mean any distribution with respect to capital stock whether in cash, securities (including common and preferred stock) or other property but excluding any such distribution payable in the form of securities of the same class of capital stock with respect to which such distribution is made.

                    "EBIT" for any period, with respect to the Company, shall mean (a) Net Income for such period, plus (b) Interest Expense for such period, plus (c) charges against income for foreign, federal, state and local income taxes for such period, minus (d) extraordinary gains to the extent included in determining such Net Income for such period, all as determined in accordance with GAAP.

                    "EBITDA" for any period, with respect to the Company, shall mean (a) EBIT for such period, plus (b) depreciation expense for such period, plus (c) amortization expense for such period, all as determined in accordance with GAAP.

                    "Employment Agreement" shall have the meaning set forth in
Section 3.1(h).





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
                    "Environmental Laws" shall mean any laws which address, are related to, or are otherwise concerned with environmental, health, or safety issues, including any laws relating to any emissions, releases or discharges of Pollutants into ambient air, surface water, ground water or land or otherwise relating to the manufacture processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up or control of Pollutants or any exposure or impact on worker health and safety.

                    "Environmental Liabilities" shall mean any obligations or liabilities (including any claims, suits or other assertions of obligations or liabilities) that are:

               (a) related to environmental, health or safety issues (including on-site or off-site contamination by Pollutants of surface or subsurface soil or water, and occupational safety and health); and

               (b) based upon or related to (i) any provision of past, present or future United States Environmental Law (including CERCLA and RCRA) or common law, or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise.

               The term "Environmental Liabilities" includes: (1) fines, penalties, judgments, awards, settlements, losses, actual damages, out-of-pocket costs, fees (including reasonable attorneys' and consultants' fees), expenses and disbursements; (2) defense and other responses to any administrative or judicial action (including claims, notice letters, complaints, and other assertions of liability); and (3) financial responsibility for (1) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and
(2) any other necessary compliance or remedial measures.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time in effect, promulgated thereunder.

               "ERISA Affiliate" shall mean, with respect to any Person, any
(i) corporation which is a member of the same Controlled Group as such Person;
(ii) partnership, trade or business under common control (within the meaning of Section 414(c) of the Code) with such Person and (iii) solely for purposes of liability under Section 412(c)(11) of the Code, for the lien created under
Section 412(n) of the Code or for a tax imposed for failure to meet minimum funding standards





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
under Section 4971 of the Code, member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (i) above or any partnership, trade or business described in clause (ii) above.

               "Event of Default" shall mean any of the Events of Default described in Section 7.1 hereof.

               "Executive" shall mean Gary I. Goldberg.

               "Exercise Date" shall have the respective meanings assigned to such term in Sections 9.1 and 10.1 hereof.

               "Fair Market Value" shall have the meaning assigned to such term in Section 9.2 hereof.

               "Financing Statements" shall have the meaning assigned to such term in Section 3.1(f) hereof.

               "Fixed Charges" shall mean for any period, with respect to the Company, the (a) Interest Expense for such period, plus (b) scheduled principal payments with respect to any outstanding Indebtedness for such period, plus (c) charges against income for foreign, federal, state and local taxes for such period, plus (or minus) (d) any net increase (or decrease) in deferred taxes for such period, plus (e) dividends paid in respect of preferred stock or common stock during such period, plus (f) Rental Expense for such period, plus
(g) management fees paid to the Investor and the Purchaser, all as determined in accordance with GAAP.

               "Fixed Charges Coverage Ratio" shall mean for any period (a) (i) EBITDA for such period, plus (ii) Rental Expense for such period, minus (iii) Capital Expenditures for such period, divided by (b) Fixed Charges for such period, all as determined in accordance with GAAP.

               "Fully Diluted Basis" shall have the meaning assigned to such term in Section 9.2 hereof.

               "GAAP" shall have the meaning assigned to such term in Section
1.2 hereof.

               "Governmental Authority" shall have the meaning assigned to such term in Section 4.1(j) hereof.

               "Guaranty" shall mean any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from





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
such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is listed in the balance sheet of such other Person, firm or corporation, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

               "Guaranty of Accuracy" shall have the meaning assigned to such term in Section 3.1(h) hereof.

               "Indebtedness" shall mean, for any Person, (i) all obligations for borrowed money, (ii) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business on terms customary in the trade), (iii) all issued by such person, or arising out of letters of credit issued for such Person's account, (iv) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or production from any property or assets now or hereafter owned or acquired by such Person, (v) all obligations for which such Person is obligated pursuant to a Guaranty, (vi) the capitalized portion of lease obligations under Capitalized Leases, (vii) all obligations for which such Person is obligated pursuant to any Interest Rate Protection Agreements or derivative agreements or arrangements; provided, however, that for purposes of section 6.3, the Asche Tractor Debt shall be deemed not to be Indebtedness.

               "Interest Coverage Ratio" shall mean for any period (a) EBITDA for such period, divided by (b) Interest Expense for such period.

               "Interest Expense" shall mean for any period the total interest expense of the Company for such period which the Company was obligated to pay as determined in accordance with GAAP.

               "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate collar or other interest rate hedging agreement or arrangement.

               "Investment" as applied to any Person shall mean the amount paid or agreed to be paid or loaned, advanced or





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contributed to other Persons, and in any event shall include (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) and (ii) any capital contribution to any other Person.

               "Investor" shall mean Aasche Transportation Services, Inc.

               "Issuer" shall have the meaning assigned to such term in Section
5.2 hereof.

               "JGT" shall have the meaning assigned to such term in the recitals hereto.

               "Junior Subordinated Note" shall have the meaning assigned to such term in Section 3.1(d) hereof.

               "Latest Balance Sheet" shall have the meaning set forth in
Section 4.1(g).

               "Laws" shall mean all U.S. and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, requirements, standards, guidelines, policies, rules of common law, and the like, now or hereafter in effect, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consent decrees or judgments.

               "Leased Properties" shall have the meaning assigned to such term in Section 4.1(r) hereof.

               "Lien" shall mean any security interest, pledge, bailment, mortgage, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, whether such interest is based on common law, statute or contract.

               "Life Insurance" shall have the meaning assigned to such term in
Section 3.1(g) hereof.

               "Manage" and "Management" shall mean generation, production, handling, distribution, processing, use, storage, treatment, operation, transportation, recycling, reuse and/or disposal, as those terms are defined in CERCLA, RCRA and other Environmental Laws (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, such Environmental Laws).





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               "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Company taken as a whole.

               "Multiemployer Plan" shall mean a multiemployer plan (within the meaning of Section 3(37) of ERISA) that has been or is maintained for the benefit of the employees of JGT working in the Business, employees of the Company or employees of any their ERISA Affiliates working in the Business.

               "Net Income" shall mean for any period the net earnings (or loss) after taxes of the Borrower for such period determined in accordance with GAAP.

               "Net Worth" shall mean, as of any date, the amount of the Company's shareholders equity determined from its balance sheet as of such date prepared in accordance with GAAP.

               "Notes" shall mean the notes described in Section 2.1 hereof.

               "Organic Change" shall have the meaning assigned to such term in
Section 10.4 hereof.

               "Organic Change Value" shall have the meaning assigned to such term in Section 10.3 hereof.

               "Owned Properties" have the meaning assigned to such term in
Section 4.1(r).

               "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions thereof.

               "Permitted Liens" shall have the meaning assigned to such term in Section 6.2(b) hereof.

               "Person" shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

               "Piggyback Registrations" shall have the meaning assigned to such term in Section 11.1(a) hereof.

               "Plan" shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by JGT, with regard to the Business, the Company or any of their ERISA Affiliates in relation to the Business.





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
               "Pledge Agreement" shall have the meaning assigned to such term in Section 3.1(k) hereof.

               "Pollutant" shall include any "hazardous substance" and any "pollutant or contaminant" as those terms are defined in CERCLA; any "hazardous waste" as that term is defined in RCRA; and any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules and regulations issued pursuant to, or otherwise in implementation of, said Environmental Laws); and including without limitation any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls
(PCBs), dioxins, dibenzofurans, heavy metals, and radon gas; and including any other substance or material that is reasonably determined under Environmental Law to present a threat, hazard or risk to human health or the environment.

               "Price Protection Period" shall have the meaning assigned to such term in Section 10.3 hereof.

               "Primary Warrant" shall have the meaning assigned to such term in Section 2.2 hereof.

               "Prime Rate" shall mean the rate of interest which under current practice is listed as such under the heading "Money Rates" in the Eastern Edition of the Wall Street Journal, and if a range of rates is listed, the highest such rate; should such practice change, such other indication of the prevailing prime rate of interest as may reasonably be chosen by the Purchaser.


               "Processing Fees" shall mean the aggregate processing fees and commitment fees equal to $330,000 payable by the Company to ACSCIC upon the execution and delivery of this Agreement by the Company to the Purchaser.

               "Properties and Facilities" shall have the meaning collectively of all Owned Properties and Leased Properties, including the improvements thereon.

               "Proprietary Rights" shall mean all patents, patent applications, trademarks, trade names, service marks, copyrights, inventions, production methods, formulas, know-how and trade secrets.

               "Purchase Documents" shall mean this Agreement, the Notes, the Purchased Securities, the Stockholders Agreement and the Security Documents and all certificates, instruments and other documents delivered pursuant hereto or contemplated hereby.





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
               "Purchased Securities" shall have the meaning assigned to such term in Section 2.2 hereof.

               "Purchaser" shall have the respective meanings assigned to such term in the preamble hereto and in Section 5.3 hereof.

               "Put" shall have the meaning assigned to such term in Section
9.1 hereof.

               "Put Closing" shall have the meaning assigned to such term in
Section 9.3.

               "Put Notice" shall have the meaning assigned to such term in
Section 9.1 hereof.

               "Put Price" shall have the meaning assigned to such term in
Section 9.2 hereof.

               "RCRA" shall mean the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, and all rules and regulations issued thereunder.

               "Registrable Securities" means (i) any Common Stock purchased pursuant hereto, (ii) any Common Stock or any stock acquired upon exercise or conversion of any securities containing options or rights to acquire any shares of Common Stock, in either case, acquired pursuant to Article 8 hereof, (iii) any Common Stock issued upon exercise of the Warrants, and (iv) any Common Stock issued or issuable with respect to the securities referred to in clauses
(i), (ii) and (iii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

               "Removal," "Remedial" and "Response" actions shall have the include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those which might be taken by a government entity or those which a government entity or any other person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other persons under "removal," "remedial," or other "response" actions.

               "Rental Expense" shall mean for any period the aggregate rent and lease payments made by the Company





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
pursuant to operating leases for the same period determined in accordance with GAAP.

               "Reportable Event" shall mean any of the events which are reportable under Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the 30-day notice contained in 29 C.F.R. Section 2615.3(a) is waived.

               "Restricted Securities" shall have the meaning assigned to such term in Section 5.1 hereof.

               "SEC" shall mean the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

               "Securities" shall have the meaning assigned to such term in
Section 2.2 hereof.

               "Securities Act" shall mean the Securities Act of 1933, as amended.

               "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               "Security Agreement" shall have the meaning assigned to such term in Section 3.1(f) hereof.

               "Security Documents" shall mean the Security Agreement, the Financing Statements, the Guaranties of Accuracy, the Pledge Agreement, the Mortgages, landlord waivers and consents and all other documents, instruments and other materials necessary to create or perfect the security interests created pursuant thereto.

               "Senior Debt" shall mean all obligations and liabilities of the Borrower to the Banks under the Credit Agreement.

               "Senior Notes" shall mean the revolving and term notes of the Company issued under the Credit Agreement as in effect on the Closing Date, together with such amendments, modifications or extensions thereof in whole or in part to the extent permitted by the Subordination Agreement.

               "Specified Senior Indebtedness" shall have the meaning set forth in Section 6.2(a)(ii).

               "Stockholders Agreement" shall have the meaning assigned to such term in Section 3.1 hereof.

               "Stock Purchase" shall mean any redemption, acquisition or other retirement of the capital stock of the Company (including preferred stock) or of warrants, rights or





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
other options to purchase such stock, other than upon conversion thereof into, or exchange thereof for, other shares of capital stock.

               "Subordination Agreement" shall have the meaning assigned to such term in Section 3.1(h) hereof.

               "Subject Securities" shall have the meaning assigned to such term in Section 9.1 hereof.

               "Subsidiary" of any corporation shall mean any other corporation of which the outstanding capital stock possessing a majority of voting power in the election of directors (otherwise than as the result of a default) is owned or controlled by such corporation directly or indirectly through Subsidiaries.

               "Tangible Net Worth" shall mean at any time the total amount of stockholders' equity of the Company at such time determined in accordance with GAAP, except that there shall be deducted therefrom the book value of all intangible assets and deferred charges and prepaid expenses of the Company at such time determined in accordance with GAAP, and except that there shall be added thereto the outstanding amount of Asche Tractor Debt.

               "Termination Event" shall mean (i) a Reportable Event with respect to any Plan of JGT, the Company or any of their ERISA Affiliates, or
(ii) the withdrawal of JGT, the Company or any of their Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 3001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Plan participants who are employees of JGT, the Company or any of their ERISA Affiliates or (iii) the occurrence of an obligation of JGT, with regard to the Business, the Company or any of their ERISA Affiliates arising under Section 4041 of ERISA to provide affected parties with a written notice of an intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA, or (iv) the PBGC's institution of proceedings to terminate a Plan of JGT, the Company or any of their ERISA Affiliates, or (v) any event or condition which would reasonably be expected to constitute grounds under Section 4041A or 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan of JGT, the Company or any of their ERISA Affiliates, or
(vi) the partial or complete withdrawal (as defined in Section 4203 and 4205 of ERISA) of JGT, the Company or any of their ERISA Affiliates from a Multiemployer Plan, or (vii) the existence in a Multiemployer Plan of a material potential withdrawal liability of JGT, the Company or any of their ERISA Affiliates, or (viii) the occurrence of any nonexempt "prohibited transaction" with respect to any Plan under

Section 406 of ERISA or Section 4975 of the Code or (ix) as of the last day of any Plan year, the present value of the benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 35) of any Plan of JGT, the Company or any of their ERISA Affiliates, as determined by the Plan's independent actuaries, exceeds the aggregate value as of such date, as determined by such actuaries, of all assets of such Plan by more than $100,000 as to all Plans in the aggregate.

               "Total Leverage Ratio" shall mean for any period (a) the sum of
(i) aggregate Indebtedness of the Company on the last day of such period plus
(ii) an amount equal to Rental Expense for such period multiplied by four, divided by (b) the sum of EBITDA for such period plus Rental Expense for such period, all as determined in accordance with GAAP; provided, that in calculating the Total Leverage Ratio as of June 30, 1998, September 30, 1998 and December 31, 1998, EBITDA and Rental Expense for the applicable Calculation Period shall be multiplied by the reciprocal of a fraction, the numerator of which fraction is the number of months then completed after the Closing Date and the denominator of which fraction is 12.

               "Transaction Documents" shall have the meaning assigned to such term in Section 4.1(d) hereof.

               "Transactions" shall mean the Acquisition and the incurrence of debt and the issuance of equity in connection therewith, as contemplated by this Agreement, the Notes, the Stockholders Agreement, the Acquisition Agreement, the Credit Agreement as in effect on the date hereof, the Senior Notes as in effect on the date hereof, the Stockholders Agreement and all other agreements contemplated hereby and thereby.

               "Underlying Common Stock" shall mean (i) the Common Stock issued or issuable upon exercise of the Warrants, (ii) the Common Stock purchased pursuant hereto and (iii) any equity securities issued or issuable with respect to the securities referred to in clause (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Person who holds a Warrant will be deemed to be the holder of the Underlying Common Stock obtainable upon exercise of the Warrant and regardless of any restriction on the exercise of the Warrant for purposes of the preemptive or other rights specifically provided for in this Agreement. Notwithstanding the foregoing, a Warrant shall not entitle the holder thereof to any voting rights or other rights as a stockholder of the Company.

               "UST" shall mean an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules, regulations, standards, guidelines and publications issued pursuant to RCRA and comparable state and local laws.

               "Valuation Date" shall have the meaning assigned to such term in
Section 9.2 hereof.

               "Voting Trust Agreement" shall have the meaning set forth in
Section 3.1(e).

               "Warrant" shall have the meaning assigned to such term in
Section 2.2 hereof.

               1.2 Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied ("GAAP") from and after the Closing Date.

               1.3 Other Definitional Provisions; Construction. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words "hereof" "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been either cured as permitted hereunder or waived by Purchaser. References in this Agreement to any Persons shall include such Persons, successors and permitted assigns. Other terms contained in this Agreement (which are not otherwise specifically defined herein) shall have meanings provided in Article 9 of the Maryland Uniform Commercial Code on the date hereof to the extent the same are used or defined therein.

                                   ARTICLE 2

                          ISSUE AND SALE OF SECURITIES

               2.1 Authorization and Issuance of the Notes. The Company has duly authorized the issuance and sale to the Purchasers of (i) $5,500,000 in aggregate principal amount of the Company's Senior Subordinated Notes due 2006 (the "Senior Subordinated Notes"), and (ii) $2,500,000 in aggregate principal amount of the Company's Junior Subordinated Notes due 2006 (the "Junior Subordinated Notes" and with the Senior

Subordinated Notes, the "Notes," such term to include any notes issued in substitution therefor pursuant to Sections 5.4 and 5.5 hereof), to be substantially in the form of the Notes attached hereto as Exhibit A-1 and Exhibit A-2, respectively.

               2.2  Authorization and Issuance of the Purchased Securities.
The Company has duly authorized the issuance and sale to the Purchasers of (i) 500,000 shares of Common Stock (the "Purchased Shares"), (ii) the primary warrants substantially in the form of the warrant attached hereto as Exhibit B-1, evidencing the Purchaser's rights to acquire 500,000 shares of Common Stock (the "Primary Warrants"), and (iii) the conditional warrant substantially in the form of the warrant attached hereto as Exhibit B-2 (the "Conditional Warrant" and with the Primary Warrant, the "Warrants") evidencing the Purchaser's right to acquire additional shares of Common Stock under certain circumstances. The Warrants and the Purchased Shares are sometimes referred to herein collectively as the "Purchased Securities," and the Purchased Securities and the Notes are sometimes referred to herein collectively as the "Securities."

               2.3 Sale and Purchase. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, at the Closing, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, (i) the Notes, (ii) the Warrants and
(iii) Purchased Shares.

               2.4 The Closing. Delivery of and payment for the Securities (the "Closing") shall be made at the offices of Reed Smith Shaw & McClay, 435 6th Avenue, Pittsburgh, PA 15219, commencing at 9:00 a.m., local time, on January 30, 1998, or at such place or on such other date as may be mutually agreeable to the Company and the Purchaser. The date and time of the Closing as finally determined pursuant to this Section 2.4 are referred to herein as the "Closing Date." Delivery of the Securities shall be made to the Purchaser against payment of the full purchase price therefor, less any unpaid Commitment Fees, any unpaid Processing Fees and any other amounts payable pursuant to
Section 3.1(o) hereof, by wire transfer of immediately available funds to or at the direction of the Company in the manner agreed to by the Company and the Purchaser. The Notes shall be issued in such name or names and in such permitted denomination or denominations as the Purchaser may request in writing not less than two Business Days before the Closing Date; in the absence of such request from the Purchaser, a single Senior Subordinated Note and a single Junior Subordinated Note to be issued in the Purchaser's name. The Purchased Securities shall be registered in such name or names as the Purchaser may request in writing not less than two Business Days before the Closing Date; in the absence of such a request from the Purchaser, the Purchased Securities will be registered in the Purchaser's name.


                                   ARTICLE 3

                           CONDITIONS AND AGREEMENTS

               3.1 Conditions to Purchase of Securities. The obligation of the Purchaser to purchase and pay for the Securities is subject to the satisfaction prior to or at the Closing of the following conditions:

                           (a)  Representations True.  The representations and
warranties contained in Article 4 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except where such representations and warranties speak as of a different date and except to the extent of changes caused by the transactions expressly contemplated or permitted herein. The representations and warranties of the Company contained in the Credit Agreement, and the respective representations and warranties of the Company, Goldberg and JGT in the Acquisition Agreement, shall be true and correct in all material respects at and as of the Closing Date, except where such representations and warranties speak as of a different date.

                           (b)  No Material Adverse Change.  Since January 2,
1998, there shall have been no Material Adverse Change in the business or financial condition of the Company or the Business.

                           (c)  Acquisition Agreement.  The Acquisition
Agreement will be in full force and effect as of the Closing Date and will not have been amended or modified. The conditions contained in Article 5 of the Acquisition Agreement and the covenants of JGT contained in Article 7 of the Acquisition Agreement will have been satisfied, performed or complied with (as the case may be) in all material respects without reliance on any waiver by the Company, JGT or Goldberg, and all of the transactions contemplated by the Acquisition Agreement shall have been consummated.

                           (d)  Security Documents.  The Company and the
Purchasers shall have entered into a security agreement in form and substance as set forth in Exhibit E attached hereto (the "Security Agreement"), and mortgages substantially in the form and substance as set forth in Exhibit F attached hereto. The Company shall have executed and delivered to the Purchaser such financing statements ("Financing Statements") as shall be reasonably necessary in order to perfect and maintain the continued perfection of the security interests created by the Security Agreement.

                           (e)  Equity Investment.  The Company shall have sold
to the Investor 4,500,000 shares of Common Stock at an aggregate purchase price of $4,500,000, and will have received payment in full pursuant to Stockholders Agreement in form and substance as set forth in Exhibit G attached hereto (the "Stockholders Agreement"). The Investor will have executed a Voting Trust Agreement with the Company as set forth in Exhibit H hereto (the "Voting Trust Agreement") and a pledge agreement with regard to its shares of Common Stock securing its obligations under the Guaranty of Accuracy and the obligations of the Company hereunder in form and substance as set forth in Exhibit I hereto (the "Pledge Agreement")

                           (f)  Audited Financial Statements.  The Purchaser
shall have received from Ernst & Young LLP (i) audited balance sheets of the Business as of December 31, 1995, December 31, 1996 and September 30, 1997 and
(ii) audited statements of operations, shareholders' equity and cash flows for the years ended December 31, 1995, December 31, 1996 and the nine-month period ended September 30, 1997, in each case setting forth in comparative form the corresponding figures for the preceding year or nine-month period, as the case may be, together with appropriate notes and including an opinion of such accountants without material exceptions or qualifications, all of which shall be reasonably satisfactory to the Purchaser.

                           (g)  Life Insurance.  The Company shall have
delivered to the Purchaser a life insurance policy insuring the life of the Executive in the amount of $5,000,000, naming the Company as the beneficiary (the "Life Insurance"), and the Company shall have pledged its interest in such policy pursuant to forms or instruments approved by the issuer of such policy.

                           (h)  Employment Agreement.  The Company shall have
entered into an employment agreement with the Executive with a minimum term of five years, which shall be reasonably acceptable to Purchaser, and such employment agreements shall be in full force and effect (the "Employment Agreement"). Employment Agreement will provide that Executive will agree to devote his full time and attention to the management of the Company and that he will reside in the vicinity of Portage, Indiana, and it will contain customary non-compete and non-disclosure provisions. The Company shall have entered into non-competition and non-disclosure agreements, satisfactory to the Purchaser, with key employees of the Company.

                           (i)  Credit Agreement.  The Company and the Banks
will have entered into the Credit Agreement providing for loans to the Company in the aggregate original principal amount not greater than $23,000,000 in form and substance reasonably satisfactory to the Purchaser, and the Credit Agreement will be in full force and effect as of the Closing Date and will not have been amended or modified. The Banks, the Company and the Purchaser shall have entered into a subordination agreement in form and substance reasonably satisfactory to the Purchaser and the Banks (the "Subordination Agreement").

                           (j)  Title Insurance.  The Company will have
delivered title insurance policies in amount, form and substance reasonably satisfactory to the Purchaser, issued by an insurer of national reputation satisfactory to the Purchaser, insuring that the lien in the Owned Properties is a valid lien subject only to the Permitted Liens.

                           (k)  Guaranty of Accuracy.  The Executive and the
Investor shall have entered into a Guaranty of Accuracy with regard to the representations and warranties of the Company set forth herein in form and substance as set forth in Exhibit G attached hereto (the "Guaranty of Accuracy").

                           (l)  Environmental Reports.  The Purchaser shall
have received Phase I and other environmental review reports covering all of the Properties and Facilities in form and substance reasonably satisfactory to the Purchaser regarding JGT's compliance with Environmental Laws.

                           (m)  Closing Documents.  The Company will have
delivered to the Purchaser all of the following documents in form and substance reasonably satisfactory to each Purchaser:

                                  (i)  one or more Senior Subordinated Notes
                    and Junior Subordinated Notes (as designated by the Purchaser pursuant to Section 2.4), duly completed and executed by the Company;

                                  (ii)  one or more Primary Warrants and
                    Conditional Warrants (as designated by the Purchaser pursuant to Section 2.4), duly completed and executed by the Company;

                                  (iii)  one or more stock certificates (as
                    designated by the Purchaser, pursuant to Section 2.4) evidencing the shares of Common Stock purchased pursuant hereto, duly completed and executed by the Company;

                                  (iv)  a certificate of the secretary or the
                    assistant secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to sign this

                    Agreement and the other documents to be delivered by the Company hereunder;

                                  (v)  certificate dated the Closing Date from
                    an officer of the Company stating that the conditions specified in Section 3.1(a) through (p) have been fully satisfied;

                                  (vi)  certified copies of the resolutions
                    duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other agreements, instruments and documents contemplated hereby to which the Company is a party, and the consummation of all other transactions contemplated by this Agreement;

                                  (vii)  certified copies of the resolutions
                    duly authorized by the Investor's board of directors authorizing the investment by the Investor in the Company and authorizing the execution, the delivery and performance of the Pledge Agreement, the Guaranty of Accuracy and the Stockholders' Agreement and each of the other agreements instruments and documents contemplated hereby to which the Investor is a party;

                                  (viii)  certified copies of the Charter
                    Documents and Bylaws of the Company, each as in effect at the Closing;

                                  (ix)  certified copies of the Charter
                    Documents and Bylaws of the Investor, each as in effect at the Closing;

                                  (x) copies of the Acquisition Documents, the Credit Agreement, the Senior Notes, with all exhibits and schedules thereto and all collateral or related agreements, instruments or documents entered into or delivered in connection therewith, each as in effect at the Closing;

                                  (xi) the opinion, dated the Closing Date, of Sachnoff & Weaver, Ltd., counsel to the Company and Investor, in form and substance reasonably satisfactory to the Purchaser with respect to the matters set forth in Exhibit K attached hereto;

                                  (xii)  evidence reasonably satisfactory to
                    the Purchaser of all insurance maintained by the Company pursuant to Section 4.1(o), and the

                    Purchaser shall be reasonably satisfied with the type and extent of such coverage;

                                  (xiii)  evidence reasonably satisfactory to
                    the Purchaser of all labor contracts to which the Company is a party, and the Purchaser shall be reasonably satisfied with the terms and conditions of such labor contracts;

                                  (xiv)  a list of (A) the names of the
                    directors of the Company as of the Closing, (B) the names and titles of the officers of the Company as of the Closing, and (C) after giving effect to the Transactions, the name of each of the stockholders and holders of other equity interests of the Company setting forth the number, type and class of shares or securities held;

                                  (xv) certificates of good standing dated not more than 10 days prior to the Closing Date for the Company issued by the jurisdictions listed on the Qualifications Schedule (as described in Section 4.1(a) hereof);

                                  (xvi)  landlord consents and waivers in form
                    and substance reasonably satisfactory to Purchaser with respect to each of the Leased Premises; and

                                  (xvii)  such other documents relating to the
                    transactions contemplated by this Agreement as the Purchaser or its special counsel may reasonably request.

                           (n)  Purchaser's Fees and Expenses.

                                  (i) Commitment Fees and Processing Fees. On or prior to the Closing Date, the Company shall have paid the Commitment Fees and the Processing Fees to the Purchaser (and the Company hereby authorizes the Purchaser to deduct from the aggregate proceeds from the sale of the Notes and the Purchased Securities by the Company, the unpaid amount of such Commitment Fees or such Processing
                    Fees); and

                                  (ii)  Other Fees and Expenses.  On the
                    Closing Date, the Company shall have paid the fees and expenses of the Purchaser, payable by the Company pursuant to Section 12.4 hereof (and the Company hereby authorizes the Purchaser to deduct from the aggregate proceeds of the sale of the Notes and the Purchased Securities by the Company, all such payable amounts).

                           (o)  Legal Investment.  On the Closing Date, the
Purchaser's purchase of the Notes and the Purchased Securities shall not be prohibited by any applicable law, rule or regulation of any governmental authority (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) as a result of the promulgation or enactment thereof or any changes therein, or change in the interpretation thereof by any governmental authority, subsequent to the date of this Agreement.

                           (p)  Proceedings.  All corporate and other
proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Purchaser and its special counsel.

                           (q)  Waiver.  Any condition specified in this
Section 3.1 may be waived if consented to by each Purchaser; provided that no such waiver will be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

                    3.2 Taxes. Any and all payments by the Company hereunder or under the Notes or other Purchase Documents which are made to or for the benefit of the Purchaser shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto (collectively, "Taxes"), excluding, taxes imposed on Purchaser's income or capital and franchise taxes imposed on it by the jurisdiction under the laws of which it is organized or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Company shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Note or other Purchase Document to or for the benefit of the Purchaser, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this paragraph), the Purchaser receives an amount equal to the sum it would have received had no such deductions been made. The Company shall make such deductions and the Company shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Company agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Purchase Documents or from the execution or delivery by the Company or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Purchaser of its rights under any and all Purchase Documents (collectively, "Other Taxes"). The Company will indemnify the Purchaser for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall made within 30 days from the date the Purchaser provides the Company with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificates submitted by the Purchaser in good faith to the Company shall, absent manifest error, be final, conclusive and binding on all parties. The obligation of the Company under this Section 3.2 shall survive the payment of the Notes and the termination of this Agreement. Within 30 days after the Company having received a receipt for payment of Covered Taxes or Other Taxes, the Company shall furnish to the Purchaser, the original or certified copy of a receipt evidencing payment thereof.

                    3.3 Maximum Lawful Rate. This Agreement, the Notes and the Other Purchase Documents are hereby limited by this Section 3.3. In no contingency, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to the Purchaser exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to the Purchaser in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, the Purchaser shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Notes, in such manner as may be determined by the Purchaser, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of the Notes, such excess shall be refunded to the Company.

                    3.4 Capital Adequacy. If, after the date hereof, either the introduction of or any change of the interpretation of any law or the compliance by the Purchaser with any guideline or request from any governmental authority (whether or not having the force of law) has or would have the affect of reducing the rate of return on the capital or assets of the Purchaser as a consequence of, as determined by the Purchaser in its sole discretion, the existence of the Purchaser's obligations under this Agreement or any other Purchase Documents, then, upon demand by the Purchaser, the Company immediately shall pay to the Purchaser, from time as specified by the Purchaser, additional amounts sufficient to compensate the Purchaser in light of such circumstances. The obligations of the Company under this Section 3.4 shall survive the payments of the Notes and the termination of this Agreement.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                    4.1 Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Notes and the Purchased Securities, the Company hereby represents and warrants to each Purchaser as follows:

                           (a)  Organization and Corporate Power.  The Company
is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and is qualified to do business in the jurisdictions listed on the attached "Qualifications Schedule," which list includes every jurisdiction where the Borrower has operations or where such registration is required under applicable law and, in the latter case, where the failure to be so qualified would result in a Material Adverse Effect. The Company has the requisite corporate power and authority to execute, deliver and carry out its obligations under the Transaction Documents. The Company has all requisite corporate power and authority necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the Transactions. The copies of the Company's Charter Documents and Bylaws which have been furnished to the Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. Other than the Charter Documents, the Employment Agreement, the Voting Trust Agreement, this Agreement and the Stockholders Agreement, there are no contracts, understandings or agreements by and among any of the directors, officers or stockholders of the Company related to the management, operation or governance of the Company.

                           (b)  Capital Stock and Related Matters.

                                  (i)  As of the Closing and immediately
                    thereafter, the authorized capital stock of the Company will consist of 10,000,000 shares of Common Stock, 5,000,000 shares of which shall be issued and outstanding and not fewer than 3,333,334 shares of which shall be reserved for issuance upon exercise of the Warrants. As of the Closing, the Company will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, nor will it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, except as specifically contemplated by this Agreement. As of the Closing, the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except as set forth herein. As of the Closing, all of the outstanding shares of the Company's capital stock will be validly issued, fully paid and nonassessable.

                                  (ii)  There are no statutory or contractual
                    stockholders' preemptive rights with respect to the issuance of the Purchased Securities hereunder. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Securities hereunder do not require registration under the Securities Act or any applicable state securities laws. There are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock, except for the Stockholders Agreement.

                           (c)  Subsidiaries.  The Company does not own or hold
any rights to acquire any shares of stock or any other security or interest in any other Person, and the Company has never had any Subsidiary.

                           (d)  Authorization; No Breach.  The execution,
delivery and performance of this Agreement, the Notes the Purchased Securities, the Security

Documents, the Stockholders Agreement, the Acquisition Documents, the Credit Agreement, the Senior Notes, all other agreements contemplated hereby and thereby to which the Company is a party (collectively, the "Transaction Documents"), and the consummation of the Transaction have been duly authorized by the Company. The Transactions Documents have been duly and validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms. The execution and delivery by the Company of the Transaction Documents and the consummation of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) except as created pursuant to the Credit Agreement and the Security Documents, result in the creation of any lien, security interest, change or encumbrance upon any of the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to the Charter Documents or Bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company is a party or to which it or its assets are subject.

                           (e)  Governmental Approval.  Except as specifically
provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the consummation of the Transactions by the Company.

                           (f)  Business.  The Company is primarily engaged in
the business of providing municipal solid and special waste transportation.

                           (g)  Financial Matters. The Company has heretofore
furnished to the Purchaser financial statements of the Business for the years ending December 31, 1995, and December 31, 1996, and for the nine month period ended September 30, 1997 (the "Latest Balance Sheet"), which financial statements fairly present, in all material respects, the Business' financial condition and results of operations as of the dates, and for the periods, set forth therein. Such financial statements and the notes thereto, together with the schedules to this Agreement, disclose all material liabilities, direct or contingent, of the

Company as of the dates thereof. The financial statements referred to in this paragraph have been prepared in accordance with GAAP. Other than the obligations of the Company listed on the Latest Balance Sheet or on the attached "Obligations Schedule," the Company has no material liabilities or obligations of any kind, whether liquidated or contingent, known or unknown; for such purposes, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, Guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, or secured or unsecured.

                           (h)  No Material Adverse Change. Since September 30,
1997, there has been no event or occurrence that could have a Material Adverse Effect.

                           (i)  Litigation.  Except as described in the
"Litigation Schedule," there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of the Company, threatened against or affecting JGT, with regard to the Business, the Investor, the Company or the officers or directors of the Investor or the Company.

                           (j)  Compliance with Laws.  JGT, with regard to the
Business, has been and the Company is in compliance in all material respects with, and neither are in default under, any Laws; neither JGT, with regard to the Business, nor the Company is subject to any judgment, order, writ, injunction, or decree that materially and adversely affects, or might in the future reasonably be expected to materially and adversely affect, the Company, the Business or the operations, foreseeable prospects, properties, assets or condition of either (financial or otherwise). Neither JGT, with regard to the Business, nor is the Company is in, and the consummation of the Transactions will not cause any, default concerning any judgment, order, writ, injunction or decree of any federal, state, or municipal court or other governmental department, commission, board, bureau, agency or instrumentality, governmental or quasi-governmental (collectively "Governmental Authorities"), and there is no investigation pending or, to the Company's knowledge, threatened against or affecting JGT, with respect to the Business, or the Company by any state or federal governmental agency, department or instrumentality. During the ten years preceding the date hereof, no person who is currently an officer or director of the Company or the Investor (i) has been arrested for or convicted of a felony or crime related of fraud or moral turpitude, (ii) has been the subject of a bankruptcy proceeding, or (iii) has been an officer, director or partner of an entity which has been the subject of a bankruptcy proceeding (other than Investor). JGT, with regard to the Business, had, and the Company has all necessary permits, licenses, franchises, approvals, certifications, registrations, consents and any other authorization which may be issuable by any Governmental Authorities necessary or advisable for the operation of the Business except for such permits, licenses, etc. which if not obtained would not have a Material Adverse Effect, and the "Permits Schedule" attached hereto is a complete and accurate listing of the same.

                           (k)  Environmental Protection. Except as specified
in "Environmental Schedule" and after giving effect to the Transactions: (a) the Business and the methods and means employed by JGT and the Company in the operation thereof (including all operations and conditions at or in the Properties and Facilities, and the assets owned, leased, managed, used, held, controlled or operated by JGT, with regard to the Business, or the Company, materially comply with all applicable Environmental Laws; (b) with respect to the Properties and Facilities, and except as disclosed in the Environmental Schedule, the Company has obtained, possesses, and is in full compliance with and JGT had obtained, possessed and was in full compliance with, all permits, licenses, reviews, certifications, approvals, registrations, consents, and any other authorizations required under any Environmental Laws; and (c) neither JGT nor the Company has received (i) any claim or notice of violation, lien, complaint, suit, order or other claim or notice to the effect that it is or may be liable to any Person as a result of (A) the environmental condition of any of their respective properties or any other property related to the Business, or (B) the release or threatened release of any Pollutant, or (ii) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section
9604), or comparable state laws, and none of the operations of JGT, with regard to the Business, or the Company were or are the subject of any government investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Pollutant at JGT's or the Company's properties or at any other location, including any location to which the JGT or the Company have transported, or arranged for the transportation of, any Pollutant; (d) with respect to the Properties and Facilities, and except as disclosed in the

Environmental Schedule, neither JGT, the Company, nor any prior owner or operator has incurred in the past, or is now subject to, any Environmental Liabilities; (e) except as disclosed in the Environmental Schedule, there are no liens, covenants, deed restrictions, notice or registration requirements, or other limitations applicable to the Properties and Facilities, based upon any Environmental Laws or other legal obligations; (f) there are no USTs located in, at, on, or under the Properties and Facilities other than the USTs identified in the Environmental Schedule as USTs; and each of those USTs is in full compliance with all Environmental Laws and other legal obligations; and
(g) except as disclosed in the Environmental Schedule, there are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, or otherwise related to the Properties and Facilities (including, without limitation, any building, structure, or other improvement that is a part of the Properties and Facilities), and all of the PCBs, lead paint, asbestos, and materials, articles and products containing PCBs, lead paint or asbestos identified in the Environmental Schedule are in full compliance with all Environmental Laws and other legal obligations.

                           (l)  Legal Investments.  The Company is not engaged
in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the sale of the Notes and the Purchased Securities will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                           (m)  Taxes. JGT, in connection with the Business,
the Investor and the Company have each filed or caused to be filed all Federal, state and local tax returns which are required to be filed by either of them, and each has paid or caused to be paid all Taxes shown to be due and payable on such returns or on any assessments received by each of them, other than any Taxes or assessments, the validity of which JGT, the Investor or the Company, is contesting in good faith by appropriate proceedings, and with respect to which the Company shall have set aside on its books adequate reserves.

                           (n)  Labor and Employment. JGT, with regard to the
Business, has been and the Company is in compliance in all material respects with those provisions of National Labor Relations Act, the Code,

ERISA, the Age Discrimination in Employment Act and all other labor and employment laws, and the regulations and published interpretations thereunder which are applicable to the Business. There are no controversies, labor disputes, work stoppages or strikes pending or, to the knowledge of the Company, threatened or anticipated, between the Company and any of its employees, other than employee grievances arising in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The "Collective Bargaining Schedule" attached hereto sets forth a complete list of all collective bargaining agreements to which JGT, with regard to the Business, or the Company is or was a party. Other than as set forth in the Collective Bargaining Schedule, JGT and the Company are in full compliance in all material respects with the terms of each such agreement. Other than as disclosed on the Collective Bargaining Schedule, there are to the knowledge of the Company, no efforts underway by any union to organize any of the employees of JGT, with regard to the Business, or the Company.

                           (o)  ERISA.  JGT, the Company or their ERISA
Affiliates do not maintain or contribute to any Plan or Multiemployer Plan other than a Plan or Multiemployer Plan listed on the "Plan Schedule" attached hereto. Each Plan which is intended to be a qualified plan under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and each trust related to any such Plan has been determined to be exempt from federal income tax under Subsection 501(a) of the Code, in each case. Except as otherwise disclosed on the Plan Schedule, JGT, the Company and their ERISA Affiliates have not maintained or contributed and do not maintain or contribute to any employee welfare benefit plan within the meaning of Subsection 3(1) of ERISA which provides medical benefits to retirees from the Business, other than any continuation or conversion coverage which any such retiree may have purchased at his own expense. Each Plan has been administered in all material respects in accordance with its terms and the terms of ERISA, the Code and all other statutes and regulations applicable thereto. JGT, the Company and their ERISA Affiliates has not breached in any material respect any of the responsibilities, obligations or duties imposed on them by ERISA or regulations promulgated thereunder with respect to any Plan. No accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code) exists in respect to any Plan. JGT, the Company and none of their ERISA Affiliates, or any fiduciary of any Plan has engaged in a nonexempt

"prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Code with respect to any Plan. No Termination Event has occurred which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Schedule B to the most recent annual report filed with the Internal Revenue Service with respect to each Plan has been furnished to the Purchaser and is complete and accurate; since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. JGT, the Company and their ERISA Affiliates have not incurred any liability to the PBGC with regard to any Plan or Multiemployer Plan which remains outstanding other than for premium payments not yet due. JGT, the Company and their ERISA Affiliates, have not (i) failed to make a required contribution or payment to a Multiemployer Plan, or (ii) made partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan for which JGT, the Company or their ERISA Affiliates, has failed to make a required installment under Subsection 412(m) of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment. JGT, the Company and their ERISA Affiliates, are not required to provide security to a Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. The present value of the benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 35) of each Plan as of the last day of the year for such Plan, as determined by such Plan's independent actuaries, does not exceed the aggregate value, as determined by such actuaries, of all assets under such Plan by more than $100,000 in the aggregate.

                           (p)  Investment Company Act: Public Utility Holding
Company Act. The Company is not (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                            (q)  Personal Property.

                                  (i) The "Equipment Schedule" attached hereto contains a true and correct list of all machinery, vehicles and equipment owned by the Company having a value in excess of $1,000 per item. The Company has good and marketable title to all of its machinery, vehicles and equipment (whether or not disclosed in the Equipment Schedule), free and clear of all liens, claims charges, security interests and other encumbrances of any kind or nature, except Permitted Liens.

                                  (ii)  The Equipment Schedule contains a true
                    and correct description of all leases for machinery, vehicles, equipment or other items of personal property used or employed by the Company. Each of the leases disclosed in the Equipment Schedule is in full force and effect and there are no defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults thereunder. The assignment to the Company by JGT of such Leases did not and does not violate the terms of any such lease or all necessary consents have been obtained with regard thereto.

                           (r)  Real Property.  The "Real Property Schedule"
attached hereto contains a true and correct description of all real properties owned, leased, used, managed, controlled or operated by the Company, identifying the nature of the Company's interest therein. True and correct copies of all leases, contracts or similar documents concerning such real property referenced in the Real Property Schedule have been provided to Purchaser. The Company has good and marketable title to all of the real property shown on the Real Property Schedule as being owned by it ("Owned Properties") free and clear of any mortgage, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and material defects of title of any nature whatsoever, except for Permitted Liens. Each of the documents disclosed in said Schedule pertaining to properties listed on such Schedule which are not owned by the Company (collectively, "Leased Properties") is in full force and effect and there are not any existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults. Each of such documents and the Company's interest in the Leased Properties is free and clear of any mortgages or liens, and is not subject to any deeds of trust, assignments, subleases, or rights of any third parties other than the lessor thereof or any mortgagee of the lessor. The assignment to the Company by JGT of such documents does not violate the terms of such documents or all necessary consents have been obtained with regard thereto.

                           (s)  Contracts, Agreements Arrangements, etc.  The
"Contracts Schedule" attached hereto contains a list of the following material contracts to which the Company is a party which are not described in any other
Schedule:

                                  (i)  contracts for the employment of any
                    officer, employee, director or consultant;

                                  (ii)  contracts for the purchase, sale,
                    production or supply by the Company, whether on a continuing basis or otherwise, of goods or services of any type which have a pay-out of Twenty-Five Thousand and 00/100 Dollars ($25,000) or more per year; and

                                  (iii)  agreement, contract or commitment for
                    any charitable or political contribution;

                    Except as may be disclosed on the Contracts Schedule, each of the agreements, contracts, commitments, leases and other instruments, documents and undertakings listed on the Schedules hereto is valid and enforceable in accordance with its terms and, as applicable, has been validly assigned by JGT to the Company, the parties thereto are in compliance with the provisions thereof, no party is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, the written forms thereof contain the entire agreement of the parties
with regard to the subject matter thereof   and no event has occurred which
with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed on the Schedules, no such agreement, contract, commitment, lease or other instrument, document or undertaking, in the reasonable opinion of the Company, contains any contractual requirement with which there is a reasonable likelihood the Company or any other party thereto will be unable to comply.

                           (t)  Intellectual Property; Licenses.  The Company
possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications and tradenames to continue to conduct its business as heretofore conducted or as currently proposed to be conducted after giving effect to the Transactions. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing which taken in isolation or when considered with all other such revocations or terminations could have a Material Adverse Effect. The Company does not have notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair the Company's ability to retain or obtain any authorization necessary for the operation of its respective business.

                           (u)  Solvency.  The Company is not insolvent and the
execution and delivery of this Agreement and the other Transaction Documents pursuant and the consummation of the Transactions will not render the Company insolvent. The fair value and present fair saleable value of the assets of the Company exceeds its liabilities. The Company understands that in this context "insolvent" means that the present fair saleable value of the total assets of the Company is less than the amount of the total liabilities of the Company. The Company also understands that the term "liabilities" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent (with contingent liabilities valued based on the Company's good faith estimate of the probability of occurrence). The Company will be able to pay its debts as they become absolute and mature. The consummation of the Transactions will not leave the Company with property remaining in its hands constituting unreasonably small capital with which to conduct its business.

                           (v)  Broker's or Finder's Commissions.  No broker's
or finder's or placement fee or commission will be payable to any broker or agent engaged by the Company or any of its officers, directors or agents with respect to the issue of the Notes, the Warrants or the transactions contemplated by this Agreement, including without limitation the Transactions, except for fees payable to Mellon Private Practice Group and, other than amounts payable by the Investor for which the Company has no liability. The Company agrees to indemnify the Purchaser and hold it harmless from and against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Company, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by the Purchaser without the knowledge of the Company.

                           (w)  Complete Disclosure.  All statements and other
factual information furnished by or on behalf of the Company or the Investor to the Purchaser for purposes of or in connection with this Agreement or the Transactions were, true and accurate in all material respects on the date as of which such information was furnished and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

                    4.2 Absolute Reliance. All representations and warranties contained in this Agreement and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, will survive the execution and delivery of this Agreement, regardless of any investigation made by the Purchaser or on the Purchaser's behalf which representations and warranties shall continue in full force and effect until such time as the Notes, and all amounts associated or due in connection therewith have been paid in full and the Purchaser has sold all Warrants, Underlying Common Stock and Common Stock acquired pursuant to this Agreement.


                                   ARTICLE 5

                             TRANSFER OF SECURITIES

                    5.1 Restricted Securities. The Purchaser acknowledges that (i) the Notes issued hereunder and (ii) the Purchased Securities issued hereunder (collectively, the "Restricted Securities") are "restricted securities" as such term is defined in Rule 144 of the SEC. Restricted Securities are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 of the SEC (or any similar rule then in force) if such rule is available and (c) subject to the conditions specified in
Section 5.2 below, any other legally available means of transfer.

                    5.2 Transfer of Restricted Securities. The Purchaser will not sell or transfer all or any part of the Restricted Securities unless or until, as the case may be, (i) it shall have given written notice to the issuer of such Restricted Securities (in such capacity, the "Issuer") describing such sale or transfer, (ii) shall have furnished to the Issuer an opinion, reasonably satisfactory to counsel for the Issuer, of counsel skilled in securities matters (selected by the Purchaser and reasonably satisfactory to the Issuer) to the effect that the proposed sale or transfer may be made without registration under the Securities Act, (iii) it shall (A) cause each transferee of its rights under the Restricted Securities or any interest therein to enter into a written agreement pursuant to which such transferee shall agree to be bound by the restrictions on transferability set forth in this Section 5.2, and Section 5.3 hereof and, in the case of the Notes, Section
5.4 hereof, and (B) promptly deliver
a copy of such agreement to the Issuer and provide the Issuer the address of such transferee; provided, however, that the foregoing clauses (i) through
(iii) shall not apply with respect to any such sale or transfer of the Restricted Securities in an underwritten public offering of the Restricted Securities pursuant to an effective registration statement under the Securities Act, if such sale or transfer is made in accordance with the plan of distribution set forth therein; and provided, further, that the foregoing clauses (i) through (iii) shall not apply with respect to any such sale or transfer of the Restricted Securities by the Purchaser to any of its Affiliates. In addition, if the holder of the Restricted Securities delivers to the Issuer satisfactory opinion of such counsel that no subsequent transfer of such Restricted Securities will require registration under the Securities Act, the Issuer will promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend described in Section 5.3 hereof.

                    5.3 Legends; Purchaser. The Purchaser, hereby represents and warrants to the Company that it is an Accredited Investor within the meaning of Rule 501(a) under the Securities Act and is acquiring the Notes and the Purchased Securities for investment for its own account, with no present intention of dividing its participation with others (except for a potential transfer or transfers of the Notes or the Purchased Securities to an Affiliate of the Purchaser) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. The Issuer may place an appropriate legend on the Restricted Securities owned by the Purchaser concerning the restrictions set forth in this Article 5. The Issuer may refuse to transfer the Restricted Securities on its books should the Purchaser attempt to transfer the Restricted Securities otherwise than in compliance with this
Article 5. Upon the permitted assignment or transfer by the Purchaser or any of its successors or assignees of all or any part of the Restricted Securities, the term "Purchaser" as used in this Article 5 shall thereafter mean, to the extent thereof, the then holder or holders of such Restricted Securities or portion thereof; provided, however, that the term "Purchaser" shall not be applicable to any such Person or Persons which shall acquire such securities in a registered public offering of the Restricted Securities or in any sale pursuant to Rule 144 of the SEC.

                    5.4 Transfer of Notes. Subject to Section 5.2 above, a holder of a Note may transfer such Note to a new holder, or may exchange such Note for notes of different denominations (but in no event of denominations of less than $100,000 in original principal amount), by surrendering such Note to the Company duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor.
The Company shall simultaneously deliver to such holder or its designee such new Notes and shall mark the surrendered Notes as canceled. In lieu of the foregoing procedures, a holder may assign a Note (in full but not in part) to a new holder by sending written notice to the Company of such assignment specifying the new holder's name and address; in such case, the Company shall promptly acknowledge such assignment in writing to both the old and new holder. The Company shall not be required to recognize any subsequent holder of a Note unless and until (i) such holder has complied with the requirements of Section
5.2 and (ii) the Company has received reasonable assurance that all applicable transfer taxes have been paid.

                    5.5 Replacement of Lost Purchased Securities. Upon receipt of evidence reasonably satisfactory to the Company of the mutilation, destruction, loss or theft of any Purchased Securities and the ownership thereof, the Company shall, upon the written request of the holder of such Purchased Securities, execute and deliver in replacement thereof new Purchased Securities in the same form, in the same original amount and dated the same date as the Purchased Securities so mutilated, destroyed, lost or stolen; and such Note so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Purchased Securities being replaced has been mutilated, it shall be surrendered to the Company; if such replaced Purchased Securities have been destroyed, lost or stolen, such holder shall furnish the Company with an indemnity in writing to save it harmless in respect of such replaced Purchased Securities.

                    5.6 No Other Representations Affected. Nothing contained in this Article 5 shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to the Purchaser.

                                   ARTICLE 6

                                   COVENANTS

                    6.1 Affirmative Covenants. The Company covenants that, so long as all or any of the principal amount of the Notes or any interest hereof shall remain outstanding, and so long as any of the Warrants are outstanding:

                           (a)  Existence.  Do or cause to be done all things
necessary to preserve, renew and keep in full force and effect its legal existence.

                           (b)  Businesses and Properties; Compliance with
Laws. At all times (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect in all material respects the rights, licenses, registrations, permits, franchises, patents, copyrights, trademarks and trade names, and any other authorizations which may be material to the conduct of its business, (ii) comply in all material respects with all laws and regulations applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted and with all other applicable laws and regulations, (iii) take all action which may be required to obtain, preserve, renew and extend all franchises, registrations, certifications, approvals, consents, licenses, permits and other authorizations which may be material to the operation of such business, (iv) maintain, preserve and protect all property which may be material to the conduct of such business, and (v) except for obsolete or worn out equipment, keep its property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted in all material respects at all times.

                           (c)  Insurance.  Maintain insurance required by the
Purchase Documents, including but not limited to, the Life Insurance, coverage on its insurable properties, including all inventory, equipment and real property, against the perils of fire, theft, burglary, public liability, worker's compensation and business interruption and such other risks as are customary with companies similarly situated and in the same or similar business under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. The Company shall pay all insurance premiums payable by it and shall deliver the policy or policies of such insurance (or certificates of insurance with copies of such policies) to the Lender. All insurance policies of the Company shall contain endorsements, in form and substance reasonably satisfactory to the Purchaser, providing that the insurance shall not be cancelable except upon 30 days' prior notice to the Purchaser. The holders of the Notes shall be shown as an additional named insured party under all such insurance policies.

                           (d)  Obligations and Taxes.  Pay and discharge
promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to liens or charges upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto.

                           (e)  Financial Statements; Reports.  Furnish to each
Purchaser:

                                  (i)  Annual Statements.  Within ninety (90)
                    days after the end of each fiscal year, a balance sheet and statements of operations, stockholders' equity and cash flows of the Company showing the financial condition of the Company as of the close of such year and the results of operations during such year, all the foregoing financial statements to be audited by a firm of independent certified public accountants of recognized national standing acceptable to the Purchaser including, without limitation, Ernst & Young L.L.P., and accompanied by an opinion of such accountants without material exceptions or qualifications. Additionally, such financial statements shall be accompanied by a certificate of such accountants (which shall not contain any qualification, exception or scope limitation not acceptable to Purchaser) stating that in the course of its regular audit of the Business of the Company, which audit was conducted in accordance with GAAP, no Default or Event of Default relating to financial and accounting matters has come to their attention, or if any Default or Event of

                    Default exists, a statement as to the nature thereof.

                                  (ii)  Monthly Statements.  Within 30 days
                    after the end of each month other than the last month of the fiscal year, a balance sheet and income statement showing the financial condition and results of operations of the Company as of the end of each such month and for the then elapsed portion of the current fiscal year, together with comparisons to the corresponding periods in the preceding year and the budget for such periods, accompanied by a certificate of an officer that such financial statements have been prepared in accordance with GAAP.

                                  (iii)  Certificate of Compliance.  Each
                    financial statement furnished to the Purchaser pursuant to subsections (i) and (ii) of this Section 6.1(e) shall be accompanied by a written certificate signed by the Company's chief financial officer (A) to the effect that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same, and (B) in the form of Exhibit L showing the Company's compliance with the covenants set forth in Sections 6.3.

                                  (iv)  Accountant Reports.  Promptly upon the
                    receipt thereof, copies of all reports, if any, submitted to the Company by independent certified public accountants in connection with each annual, interim or special audit or review of the financial statements of the Company or any of its Subsidiaries made by such accountants, including but not limited to, any comment letter submitted by such accountants to management in connection with any annual review.

                                  (v)  Projections.  As soon as available, but
                    in no event later than January 30 of each year, a projection of the Company's balance sheet and income, retained earnings and cash flow statements for such year and the following two years and comparable budgeted figures for the prior year and within 10 days after any material update or amendment of any such projection, a copy of such update or amendment, including a description of and reasons for such update or amendment. Each such projection, update or amendment shall be accompanied by a written certificate signed by the Company's chief financial officer to the effect that it has been prepared on the basis of the Company's historical financial statements and records, together with the assumptions set forth in such projection and that it reflects expectations, after reasonable analysis, of the Company's management as to the matters set forth therein.

                                  (vi) Additional Information. Promptly, from time to time, such other information regarding the compliance by the Company with the terms of this Agreement and the other Purchase Documents or the affairs, operations or condition (financial or otherwise) of the Company as the Purchaser may reasonably request and which is capable of being obtained, produced or generated by the Company without unreasonable cost or burden or of which the Company has knowledge.

                           (f)  Litigation and Other Notices.  Give the
Purchaser prompt written notice of the following:

                                  (i) Orders; Injunctions.  The issuance by any
                    court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any loan to the Company or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.

                                  (ii) Litigation. The filing or commencement of any action, suit or proceeding against the Company whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority and which, if adversely determined against the Company, could resulted in uninsured liability in excess of $250,000 in the aggregate, specific performance or injunctive relief.

                                  (iii)  Environmental Matters.  (i) Any
                    release or threatened release of any Pollutant required to be reported to any Federal, state or local governmental or regulatory agency under any applicable Environmental Laws,
                    (ii) any remedial action taken by the Company or any other person in response to any Pollutant in, at, on, under, a part of, or about the Company's properties or any other property, (iii) any violation by the Company of any Environmental Law, and (iv) any notice, claim or other information that the Company might be subject to an Environmental Liability, in each case, which could result in a Material Adverse Effect.

                                  (iv)  Default.  Any Default or Event of
                    Default, specifying the nature and extend thereof and the action (if any) which is proposed to be taken with respect thereto.

                                  (v)  Material Adverse Effect.  Any
                    development in the business or affairs of the Company which could have a Material Adverse Effect.

                                  (vi) Board Meetings. Written notice of each regular meeting of the Company's Board of Directors at least fourteen (14) days in advance of such meeting and prior written notice of each special meeting of the board of directors at least seven (7) days in advance of such meeting, but in any case such notice shall be delivered no later than the date on which the members of the Board of Directors are notified of such meeting. In addition, the Company will send the Purchaser copies of all reports and materials provided to members of the Board of Directors at meetings or otherwise.

                           (vii) Tax and Securities Filings. Within ten (10) Business Days of filing, copies of all material filings made by the Company with the Internal Revenue Service or the SEC.

                    (g) ERISA. Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating thereto and furnish to the Purchaser (i) as soon as possible, and in any event within 30 days after the Company knows or has reason to know thereof, notice of (A) the establishment by the Company of any Plan, (B) the commencement by the Company of contributions to a Multiemployer Plan, (C) any failure by the Company or any of its ERISA Affiliates to make contributions required by
Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan, together with a statement of an officer setting forth details as to such Reportable Event and the action which the Company proposes to take with respects thereto, together with a copy of the notice of such Reportable Event given to the PBGC, and (ii) promptly after receipt thereof, a copy of any notice the Company may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan and (iii) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

                    (h) Maintaining Records; Access to Premises and Inspections. Maintain financial records in accordance with GAAP. Upon reasonable notice, at all reasonable times and as often as any Purchaser may reasonably request (and at any time after the occurrence and during the continuation of a Default or Event of Default), permit any authorized representative designated by the Purchaser to visit and inspect the properties and financial records of the Company and to make extracts from such financial records, all at the Company's expense, and permit any authorized representative designated by the Purchaser to discuss the affairs, finances and conditions of the Company with the Company's chief financial officer and such other officers as the Company shall deem appropriate, and the Company's independent public accountants.

                           (i)  Board of Directors.  Regular meetings of the
Board of Directors will be held at least once each calendar quarter at the principal executive offices of the Company. The Executive shall be a member of the Board of Directors and shall have the right to designate a majority of the members of the Board of Directors without the consultation with or approval of any Person including, without limitation, the Purchaser; provided, however, Purchaser shall have the right to designate a proportion of the Board of Directors equal to the Purchaser's proportional ownership of the Common Stock on a Fully Diluted Basis (with any partial board seats rounded up to the nearest whole seat). At the option of Purchaser, in lieu of voting board positions, the Purchaser may designate a Board of Directors observer, without voting rights. Any Purchaser-designated members or observers shall be entitled to the same compensation as other non-employee members of the Board of Directors and, in any case, to receive reimbursement for out-of-pocket expenses incurred in connection with attendance at Board, committee and stockholder meetings.

                           (j)  Future Financings.  The Company shall give to
ACS a right of first refusal to provide not less than one-third in principal amount of any future financings of senior or subordinated indebtedness other than leasing transactions and the Additional Senior

Indebtedness. ACS shall have thirty (30) days following written notice of the terms of such financing to provide written notice to the Company of whether it intends to provide its portion of such financing on such terms. In the event that ACS declines such opportunity, the Company may take up to ninety (90) days to consummate such financing on terms no more favorable to the lender than the terms declined by ACS.

                           (k)   Management Fee.  The Company will pay to
ACSCIC or its designee an annual management fee, in arrears, of $37,500.

                    6.2 Negative Covenants. The Company covenants that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding:

                           (a)  Indebtedness.  The Company shall not create,
incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except:

                                  (i)  Indebtedness under this Agreement;

                                  (ii)  the Senior Debt and any renewals,
                    refinancings or extensions thereof plus the other Indebtedness which constitutes "Senior Debt" under the Subordination Agreement collectively, without duplication, "Specified Senior Indebtedness" in aggregate principal amount of $3,000,000 ("Additional Senior Indebtedness") (such Additional Senior Indebtedness, such Senior Debt and such renewals, refinancings and extensions being herein collectively referred to collectively, without duplication, as the "Specified Senior Indebtedness"); provided all such renewals, refinancings or extensions shall be on terms reasonably acceptable to the Purchaser and (A) no revolving credit facility shall be in excess of $8,000,000 and (B) there shall not be a term loan facility or facilities in excess of the original $21,000,000 principal amount of the Senior Debt as reduced by the amounts of principal payments made thereunder after the date hereof plus (C) the aggregate amount of Specified Senior Indebtedness shall not exceed $26,000,000 as reduced by the amounts of principal payments made the Senior Debt term loan facility;

                                  (iii)  Capitalized Lease Obligations, to the
                    extent permitted by Sections 6.2(d) and 6.2(e);

                                  (iv) Indebtedness secured by Liens permitted by Section 6.2(b)(iv); provided, that the aggregate principal amount of such Indebtedness shall not exceed $250,000; and

                                  (v)  Indebtedness incurred in the ordinary
                    course of business with respect to customer deposits, trade payables and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of indebtedness; and

                                  (vi) the Aasche Tractor Debt.

                    Any Indebtedness entered into after the date hereof shall contain provisions specifically granting the Purchaser notice and cure rights in the event of any defaults thereunder.

                           (b)  Negative Pledge; Liens.  The Company shall not
create, incur, assume or suffer to exist any Lien of any kind on any of its properties or assets of any kind, except the following (collectively, "Permitted Liens"):

                                  (i)  Liens created in connection with the
                    Senior Debt and Specified Senior Debt but only to the extent such Senior Debt and Specified Senior Debt is permitted under the Subordination Agreement;

                                  (ii) Liens for or priority claims imposed by law which are incidental to the conduct of business or the ownership of properties and assets (including mechanic's warehousemen's, attorneys' and statutory landlords' liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, that in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith and adequate reserves have been set up by the Company as the case may be; provided, further, that the lien and security interest provided in the Security Documents or any portion thereof created or intended to be created thereby is not, in the opinion of the Purchaser, unreasonably jeopardized thereby;

                                  (iii)  Liens securing the payments of taxes,
                    assessments and governmental charges or levies incurred in the ordinary course of business either (a) not delinquent, or (b) being contested in good faith by appropriate legal or administrative proceedings and as to have set aside on its books adequate reserves, and so long as during the period of any such contest, the Company shall suffer no loss of any privilege of doing business or any other right, power or privilege necessary or material to the operation of its business; and

                                  (iv) Liens (whether or not assumed) existing on property at the time of purchase thereof by the Company or to secure payment of the purchase price thereof, provided, that:

                                        (a)  such Lien is created before or
                    substantially simultaneously with the purchase of such property in the ordinary course of business by the Borrower;

                                        (b)  such Lien is confided solely to
                    the property so purchased, improvements thereto and proceeds thereof;

                                        (c)  the aggregate amount secured by
                    all such Liens on any particular property at the time purchased by the Borrower, as the case may be, shall not exceed the lesser of the purchase price of such property or the fair market value of such property at the time of purchase thereof ("purchase price" for this purpose including the amount secured by each such Lien thereof whether or not assumed);

                                        (d)  the obligation secured by such
                    Lien is Indebtedness permitted under Section 6.1(a)(iv);
                    and

                                        (e)  to the extent they constitute
                    Liens, protective filings on property leased under leases permitted under this Agreement.

                                  (v) Extensions, renewals and replacements of liens referred to in clauses (i) through (iv) of this
                    Section 6.2(b), provided, however, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.

                           (c)  Contingent Liabilities.  The Company shall not
become liable for any Guaranties, except for the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                           (d)  Leases.  The Company shall not become or be
liable for any leases other than: (i) leases, each of which may be either an operating lease or a Capitalized Lease, equipment used by the lessee in the ordinary course of business, provided, that such leases are on an Approved Lease Form and provided, further, that such leases, in the aggregate, will not and do not result in the payment or accrual (whether on account of Rental Expense, Interest Expense, principal component of Capitalized Leases or otherwise) by the Company during any fiscal year of more than an amount equal to (i) $1,500,000 for 1998, $2,500,000 for 1999, $3,750,000 for 2000,
$4,500,000 for 2001, $5,500,000 for 2002, $6,500,000 for 2003, $6,500,000 for
2004, and $6,500,000 for 2005 minus (ii) the positive difference, if any, between (x) the aggregate net amount of residual value "guaranteed" by the Company under all equipment leases which terminate in such fiscal year minus
(y) the aggregate net amount of the fair market value at lease termination of all equipment covered by such terminating leases and (ii) leases for other than equipment.

                           (e)  Capital Expenditures.  The Company shall not
make capital expenditures in any fiscal year to the extent that during such fiscal year the aggregate amount of capital expenditures in such fiscal year would exceed $2,000,000 plus the amount of net proceeds realized by the Company under clause 6.2(f)(ii) herein.

                           (f)  Mergers, etc.  The Company shall not merge into
or consolidate or combine with any other Person, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any material part of the property or assets of any Person other than purchases or other acquisitions of inventory, materials, leases, property and equipment in the ordinary course of business. Except as expressly permitted by the Security Documents, the Company shall not sell, transfer or otherwise dispose of any of its assets, including the Collateral, except for the sale of obsolete or worn out equipment disposed of in the ordinary course of business and for sales permitted under the Credit Agreement, provided that no such sale or series of sales permitted under the Credit Agreement shall, in any one year, involve Collateral with a value in excess of twenty percent of the value of all Collateral without the consent of the Purchaser, except for (i) sales, transfers and other dispositions of equipment which is obsolete or no longer useful in the business for no consideration other than cash, in the ordinary course of business, the gross proceeds of which do not exceed $100,000 in any fiscal year, (ii) sales, transfers and other dispositions of any property if the full net proceeds of such are used within three months to purchase similar replacement property, and (iii) sales, transfers and other dispositions under this clause (iii) of any property which are a "Reduction Event" under the Credit Agreement, provided that the aggregate amount of such sales, transfers and dispositions in any fiscal year shall not exceed twenty-five percent of the value of the Collateral.

                           (g)  Affiliate Transactions.  The Company shall not
make any loan or advance to any director, officer or employee of the Company or any Affiliate, or enter into or be a party to any transaction or arrangement with any Affiliate of the Company, including, without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except as disclosed on the "Affiliate Transaction Schedule" or pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate provided, however, in any case, the aggregate compensation, loans and advances (other than reducing travel advances in the ordinary course of business) to any single employee, officer or director in any fiscal year shall not exceed $175,000.
For so long as no Default or Event of Default has occurred and is continuing hereunder, the Company shall be entitled to pay an annual management fee to Investor not to exceed $480,000, such amount to be payable in arrears, pursuant to a management services agreement, the terms of which are reasonably acceptable to Purchaser (the "Aasche Management Fee").

                           (h)  Dividends and Stock Purchases.  Except as
otherwise permitted by Section 6.2(g), the Company shall not directly or indirectly: declare or pay any

Dividends or make any distribution of any kind on its outstanding capital stock or any other payment of any kind to any of its stockholders or its Affiliates (including any redemption, purchase or acquisition of, whether in cash or in property, securities or a combination thereof, any partnership interests or capital accounts or warrants, options or any of its other securities), or set aside any sum for any such purpose, except that it may declare or pay any Dividend payable solely in shares of its Common Stock; provided, however, that this Section 6.2(h) shall not apply to Stock Purchases pursuant to Article 9 hereof.

                           (i)  Advances, Investments and Loans.  The Company
shall not purchase, or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any investment or acquire any interest whatsoever in, any other Person (including, but not limited to, the formation or acquisition of any Subsidiaries), except

                                  (i)  securities issued or directly and fully
                    guaranteed or insured by the United States or America or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

                                  (ii)  United States dollar denominated time
                    deposits, certificates of deposit and bankers acceptances of any Bank or any bank whose short-term debt rating from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), is at least A-1 or the equivalent or from Moody's Purchasers Service, Inc. ("Moody's") is at least P-1 or the equivalent with maturities of not more than six months from the date of acquisition;

                                  (iii)  commercial paper with a rating of at
                    least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody's maturing within six months after the date of acquisition;

                                  (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

                                  (v)  Investments in money market funds
                    substantially all the assets of which are comprised of securities of the types described in clauses (i) through
                    (iv) above;

                                  (vi)  deposit accounts maintained in
                    accordance with any loan agreement evidencing the Senior
                    Debt;

                                  (vii)  Investments (including debt
                    obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                                  (viii)  receivables owing to the Company
                    created or acquired in the ordinary course of business and payable on customary trade terms of the Company;

                                  (ix) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or in connection with bidding on contracts and performance bonds and deposits in connection with customer contracts in the ordinary course of business; and

                                   (x)  advances to employees in the ordinary
                    course of business for business expenses; provided, however, that the aggregate amount of such advances at any time outstanding shall not exceed $250,000.

In determining the amount of Investments, acquisitions, loans, advances and Guaranties, permitted pursuant to this Section 6.2(i), Investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and Guaranties shall be taken at the amount of obligations guaranteed thereby.

                           (j)  Use of Proceeds.  The Company shall not use any
proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

                           (k)  Stock Issuances.  The Company shall not issue
any capital stock or other equity interests or any options or warrants to purchase, or securities convertible into capital or equity interests, except the issuance of Common Stock upon exercise of the Warrants or otherwise in connection with the Transactions or the issuance of Common Stock which places no further obligations of the Company after such issuance.

                           (l)  Amendment of Charter Documents.  The Company
shall not amend, terminate, modify or waive or agree to the amendment, modification or waiver of any material term or provision of its Charter Documents or Bylaws, or the Stockholders Agreement.

                           (m)  Subsidiaries.  The Company shall not establish
or acquire any Subsidiary.

                           (n)  Establishment of New or Changed Business
Locations. The Company shall not move any of its existing business locations, as identified on the Properties Schedule, or establish new business locations without providing not less than thirty (30) days advance written notice to the Purchaser. In connection therewith, the Company shall execute and deliver such additional Security Documents as the Purchaser may reasonably request and shall pay all costs associated with the preparation and filing thereof.

                           (o)  Changed or Additional Business Names.  The
Company shall not change its corporate name or establish new or additional trade names without providing thirty (30) days advance written notice to Purchaser. In connection therewith, the Company shall execute and deliver such additional Security Documents as the Purchaser may reasonably request and shall pay all costs associated with the preparation and filing thereof.

                           (p)  Business.  The Company shall not engage,
directly, in any business other than the long distance hauling of waste.

                           (q)  Fiscal Year; Accounting.  The Company shall not
change its fiscal year or method of accounting (other than immaterial changes in methods), except as required by GAAP.

                           (r)  Brokerage Fees.  The Company shall not incur
aggregate brokerage and consulting fees in excess of $50,000 in any fiscal year, other than insurance brokerage, legal and accounting fees in the ordinary course of business or otherwise in connection with transactions permitted herein and the Aasche Management Fee and fees paid hereunder and other than the Contract dated April 7, 1993 between JGT and H.H.H., Inc. (subject to the provisions of Section 1.1(g) of the Acquisition Agreement).

                    6.3 Financial Covenants. The Company covenants that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding:

                           (a)  Total Leverage Ratio.  As of the last day of
each fiscal quarter, beginning June 30, 1998, the Total Leverage Ratio for the applicable Calculation Period shall not exceed: (i) 4.5 for June 30, 1998 and September 30, 1998, (ii) 4.0 from and including December 31, 1998 to and including September 30, 1999; (iii) 3.5 from and including December 1999 to and including December 31, 2002; and (iv) 3.0 thereafter.

                           (b)  Tangible Net Worth.  Tangible Net Worth shall
not at any time from and after June 30, 1998 be less than an amount equal to
(i) the greater of (A) $1 and (B) 90% of the Borrower's Tangible Net Worth on June 30, 1998, minus, in either case, $100,000 plus (ii) 72% of the sum of the Net Income (not to be reduced by losses) for each fiscal quarter during the period from July 1, 1998 through and including the date (the "Interim Date") which is the earlier to occur of the last day of the then most recently completed fiscal quarter and the last day of the fiscal quarter in which the Tangible Net Worth of the Borrower first reaches $550,000 plus (iii) (A) if the Interim Date has occurred and through December 31, 2002, 45% of the sum of the Net Income (not to be reduced by losses) or (B) after December 31, 2002, $100,000 plus 50% of the sum of the Net Income (not to be reduced by losses) for each fiscal quarter during the period from the day after the Interim Date through and including the last day of the then most recently completed fiscal quarter.

                           (c)  Fixed Charge Coverage Ratio.  As of the last
day of each fiscal quarter, beginning June 30, 1998, the Fixed Charge Coverage Ratio for the applicable Calculation Period shall not be less than (i) 1.10 through and including December 31, 2002 and (ii) 1.25 thereafter.





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
                           (d)  Interest Coverage Ratio.  As of the last day of
each fiscal quarter, beginning June 30, 1998, the Interest Coverage Ratio for the applicable Calculation Period shall not be less than: (i) 2.5 to and including September 30, 1999; (ii) 3.0 from and including December 31, 1999 to and including September 30, 2000; (iii) 3.5 from and including December 31, 2000 to and including September 30, 2001; (iv) 4.0 from and including December 31, 2002, and (v) 4.5 thereafter.


                                   ARTICLE 7

                                    DEFAULT

                    7.1 Events of Default. An Event of Default shall mean the occurrence of one or more of the following described events:

                           (a)  the Company shall default in the payment of
interest or principal of any of the Notes when due, whether at maturity, upon any scheduled payment date or by acceleration or otherwise, and, only with respect to interest, such default shall continue uncured for more than five (5) Business Days;

                           (b)  the Company shall default (i) in the payment of
principal of or interest on any Indebtedness in an aggregate principal amount of $250,000 or more beyond any period of grace provided with respect thereto, or (ii) in the performance of any other covenant, agreement, term or condition contained in any agreement under which any Indebtedness in an aggregate principal amount of $250,000 or more is created, beyond any applicable grace or cure period; provided, however, that with regard to the Senior Debt, any Event of Default shall occur under this Section 7.1(b) only if the result of such default shall be an acceleration of the Senior Debt;

                           (c)  any representation or warranty herein made by
the Company, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;


                           (d)  the Company shall default in the performance of
any covenant, condition or provision of Section 6.1(h), 6.2 or 6.3 hereof, or
Article 8, 9 or 10 hereof;





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
                           (e)  the Company shall default in the performance of
any other covenant, condition or provision of this Agreement, the Security Documents, or the Notes, or in the performance of any covenant, condition or provision of the Stockholders Agreement, and such default shall not be remedied for a period of 30 days after the occurrence of such default regardless of whether the Purchaser has provided to the Company notice thereof;

                           (f)  a proceeding shall have been instituted in a
court having jurisdiction in the premises seeking a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of 45 days or such court shall enter a decree or order granting the relief sought in such proceeding;

                           (g)  the Company shall commence a voluntary case
under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing;

                           (h)  both the following events shall occur; (i) a
Reportable Event, the occurrence of which could cause the imposition of a lien under Section 4068 of ERISA, shall have occurred with respect to any Plan; and
(ii) the aggregate amount of the then "current liability" (as defined in Section 412(l)(7) of the Internal Revenue Code of 1986, as amended) of all accrued benefits under such Plan exceeds the then current value of the assets allocable to such benefits by more than $100,000 at such time; or

                           (i)  a final judgment which, with other undischarged
final judgments against the Company, exceeds an aggregate of $250,000 (excluding judgments to the extent the Company is fully insured or the





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
deductible or retention limit does not exceed $250,000 and with respect to which the insurer has assumed responsibility in writing), shall have been entered against the Company if, within 30 days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 30 days after the expiration of any such stay, such judgment shall not have been discharged; or

                           (j)  a Change in Control shall occur.

                    7.2 Consequences of Event of Default. The provisions of this Section 7.2 are expressly subject to Section 7.3 hereof.

                           (a)  Bankruptcy.  If an Event of Default specified
in paragraphs (f) or (g) of Section 7.1 shall occur, the unpaid balance of the Notes and interest accrued thereof and all other liabilities of the Company to the holders thereof hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby notice of any kind, all of which are hereby expressly waived).

                           (b)  Other Defaults.  If any other Event of Default
shall occur, holder of a majority of the outstanding principal balance of the Senior Subordinated Notes and the Junior Subordinated Notes may at their option, by written notice to the Company, declare the entire unpaid balance of the respective Notes and interest accrued thereon and all other liabilities of the Company hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protect or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

                           (c)  Premium.  In the event of any acceleration of
any of the Notes pursuant to this Section 7.2, the Company shall also pay to holders of the Notes the prepayment premium which would otherwise be payable upon any prepayment of the Notes.

                    7.3 Subordination. This Agreement (including, without limitation, exercise of the rights set forth in Section 7.2 hereof) and the Notes and the Security Documents are subordinated in the right of a payment to the prior payment in full of all principal, premium and interest due on the Senior Debt in accordance with the Subordination Agreement. In the event of any liquidation, dissolution or winding up of the Company, receivership, insolvency, bankruptcy or reorganization,





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
all principal, premium and interest owing on the Senior Debt shall first be paid in full before any payment is made upon the indebtedness evidenced by the Notes.


                                   ARTICLE 8

                               PREEMPTIVE RIGHTS

                    8.1 Limited Preemptive Rights. If after the date of this Agreement, the Company authorizes the issuance and sale of any shares of capital stock or any securities containing options or rights to acquire any shares of capital stock (other than in connection with the issuance of such securities in exchange for the securities or assets of another Person as a part of an acquisition of a business as a going concern) at any time that any Purchaser holds any Primary Warrants or any Underlying Common Stock the Company will offer to sell to each Purchaser a portion of such securities equal to the percentage determined by dividing (i) the number of shares of Common Stock which would be owned upon exercise of the Primary Warrants then owned by the Purchaser plus the Common Stock then held by the Purchaser by (ii) the number of shares of Common Stock outstanding (on a fully diluted basis but not including the Conditional Warrants). For purposes of clause (ii) above, a share of Common Stock acquirable upon exercise or conversion of options or rights to acquire any shares of Common Stock shall be deemed outstanding only if the applicable conversion price, exercise price or other acquisition price is equal to or less than the then current fair market value of a share of Common Stock. The Purchaser will be entitled to purchase such stock or securities at the same price and on the same terms as such stock or securities are to be offered to any other Person. The Purchaser must exercise its purchase rights within thirty (30) days after receipt of written notice from the Company describing in reasonable detail the stock or securities being so offered, the purchase price thereof, the payment terms and the Purchaser's percentage allotment. Upon the expiration of such period of thirty (30) days, the Company will be free to sell such stock or securities which the Purchaser has not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Purchaser. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the Purchaser pursuant to the terms of this Section 8.1. Any stock or securities purchased by the Purchaser from the Company pursuant to this Section 8.1 shall, upon such purchase and thereafter be deemed to be Securities and





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
Restricted Securities for all purposes of this Agreement.

                    8.2 Exceptions. The provisions of Section ____ shall not apply to issuances of Common Stock upon exercise of the Warrants. The provisions of Section 8.1 shall terminate upon the consummation of an underwritten public offering of the Company's Common Stock registered under the Securities Act with an investment banking firm of national reputation as managing underwriter.


                                   ARTICLE 9

                         PUT AND OTHER LIQUIDITY RIGHTS

                    9.1 Put. At any time and from time to time after the first to occur of (such date being the "Put Event") (i) the fifth anniversary of the Closing Date, or (ii) any Change of Control, or (iii) the repayment in full of the Notes or (iv) the repayment in full of the Senior Debt, any or all of the holders (individually a "Holder" and collectively, the "Holders") of Warrants, the Underlying Common Stock or any Common Stock or stock or securities containing options or rights to acquire any shares of Common Stock in either case acquired pursuant to Article 8 hereof (collectively, the "Subject Securities") will have the right (the "Put"), exercisable by delivery of written notice (the "Put Notice") to the Company and to Investor, (i) to require the Company to purchase or (ii) to require the Investor to purchase, for the Put Price (as defined below) payable in accordance with Section 9.3 any part or all of the Subject Securities then owned by the Holders (the Subject Securities described in each Put Notice are referred to collectively as the "Put Shares"). The Company will promptly (and in any event within 10 days) after receipt of a Put Notice give written notice (the "Company Notice") to each of the other Holders. Each such Holder will have the right to exercise its Put in connection with the initial Put Notice within 10 days following the delivery of the Company Notice. All Put Notices delivered by such other Holders will be deemed to have been delivered as of the date of the first such Put Notice, and such date is referred to in this Article 9 as the "Exercise Date." The right of each Holder to exercise its put will be an individual and separate right and the exercise of the Put by any Holder will not be conditioned upon the exercise by any other Holder of its Put.





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
                    9.2 Determination of Put Price. The "Put Price" of each share of Common Stock or Underlying Common Stock will be an amount equal to the quotient determined by dividing (i) 100% of the Fair Market Value, by (ii) the aggregate number of outstanding shares of the Company's Common Stock on a Fully Diluted Basis as of the Exercise Date; provided that the Put Price to be paid to a Holder of a Warrant, an option or any other right to acquire Common Stock shall be reduced by the exercise price of such Warrant, option or right. For purposes of this Agreement, "Fully Diluted Basis" shall include Common Stock acquirable upon exercise of conversion of warrants (including assuming the exercise of the Conditional Warrants at such time), stock options, convertible securities and similar rights to acquire Common Stock directly or indirectly, regardless of any legal or contractual restriction of such exercise, but shall be deemed outstanding only if the applicable conversion price, exercise price or other acquisition price is equal to or less than the Put Price per share calculated including such Common Stock as outstanding. "Fair Market Value" means the aggregate fair market value of all of the common equity interests of the Company on a control premium basis assuming the sale of the Company as a going concern to a willing buyer on an orderly basis (and with sufficient time to market effectively such going concern and for a prospective buyer to inquire into the business, affairs and condition of the Company and to adequately arrange for the consummation of such purchase) on the Exercise Date (whether such sale takes the form of a sale of stock, a sale of assets, a merger or a consolidation), without any discount for minority interest or lack of
liquidity.   Fair Market Value shall also include the value of any additional consideration received by principal owners of the Company in connection with any transaction in excess of compensation at the time of such transaction, as a result of such Person's position as a principal owner, such as consulting or employment contracts. The Fair Market Value shall be determined by an appraisal performed at the Company's expense by any of (i) Houlihan, Lokey, Howard & Zukin, (ii) Duff & Phelps or (iii) Willamette Management Associates, or any successor to such firms, as the Company shall elect (the "Appraiser"). The Appraiser will take into account any prior proposals or offers to purchase all or a portion of the outstanding Common Stock, regardless of whether such purchase was consummated, including, without limitation, the proposed price, the form of consideration, the date of the proposal or offer and the financial capability of the offeror. A representative of the holders of the Put Shares (as designated by holders of a majority of the Put Shares)





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
(the "Representative") will be given reasonable advance notice of and will be entitled to attend any due diligence meetings between management of the Company and the Appraiser. The Representative shall have access to all information given by the Company to the Appraiser and shall have an opportunity to present its views to the Appraiser.

                    9.3 Put Closing. Each closing (a "Put Closing") of the purchase and sale of Put Shares pursuant to a Put will take place on a date selected by the Company which will be not later than the 45th day following the Valuation Date. At the option of each Holder, payment of the Put Price for all Subject Securities tendered at the Put Closing by such Holder will be paid: (i) by the Company at the Put Closing by cashier's or certified check or by wire transfer of immediately available funds to accounts designated by the Holder; or (ii) by the Company at the Put Closing by an increase in the principal amount of the Senior Subordinated Notes in the amount of the Put Price; or
(iii) by Investor at the Put Closing by delivery to the Holder of fully registered shares of the publicly-traded common stock of Investor with an aggregate value (based on the average closing price of such common stock for the 20 trading days preceding the Put Closing) equal to the Put Price.

                    9.4 Termination of Put. Except for any rights arising out of the failure of the Company to perform any of its duties or obligations under or relating to this Article 9, the rights of the Purchaser pursuant to this
Article 9 will terminate upon the consummation of an underwritten public offering of the Company's Common Stock registered under the Securities Act with an investment banking firm of national reputation as managing underwriter.

                    9.5 Withdrawal of Put Notice. At any time on or prior to the 15th day following the Valuation Date, any Holder participating in the Put may by written notice to the Company withdraw its Put Notice, whereupon such Holder will have no right to receive the Put Price and no obligation to tender its Subject Securities; provided that notwithstanding the provisions of Section 9.2, such Holder will pay a pro rate share (based upon the proportion that the number of Put Shares described in such Holder's Put Notice bears to the aggregate Put Shares as of the Exercise Date) of the appraisal costs incurred by the Company in accordance with Section ___ except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal





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
or accounting duties) in connection with such appraisal. No such withdrawal will be deemed to be an exercise of a Put as to such withdrawing Holder or otherwise affect the rights of such Holder to exercise its Put at a later date or dates so long as its share of such appraisal costs has been paid in full.

                    9.6 Change of Control. For purposes of this Agreement, "Change of Control" shall mean the occurrence of any of the following:

                           (a)  (i)  any transaction or series of related
transactions resulting in the sale or issuance of securities or any rights to securities of the Company by the Company representing in the aggregate more than 30 percent of the issued and outstanding Common Stock and Underlying Common Stock on a Fully Diluted Basis other than to the Purchaser or Investor, or (ii) any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of the Company by any holder or holders thereof other than the Purchaser representing in the aggregate more than 30 percent of the issued and outstanding Common Stock and Underlying Common Stock on a Fully Diluted Basis and the receipt of any consideration in connection therewith.

                           (b)  a merger, consolidation, reorganization,
recapitalization or share exchange in which the stockholders of the Company immediately prior to such transaction receive, in exchange for securities of the Company owned by them, cash, property or securities of the resulting or surviving entity and as a result thereof Persons who were holders of Common Stock and Underlying Common Stock hold less than 50 percent of the capital stock, calculated on a Fully Diluted Basis, of the resulting corporation entitled to vote in the election of directors;

                           (c)  a sale, transfer or other disposition of assets
representing in the aggregate more than one-third of the assets of the Company;
or

                           (d)  any sale or issuance or series of sales or
issuances of the Common Stock or any other voting security (or security convertible into, exchangeable for, or exercisable for any other voting security) of the Company within a 12-month period which results in a transfer of more than 50 percent of the issued and outstanding shares of capital stock of the Company or a transfer of more than 50 percent of the voting power of the Company;





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
                           (e)  the consummation of an initial public offering
of securities by the Company other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form; or

                           (f)  other than as a result of his death or
disability, for the period of five years following the date hereof, the ceasing by the Executive to be employed by the Company as its chief executive officer or the failure by the Executive to devote his full working time and attention to the business of the Company.

                    9.7 Unlocking Rights. In the event that at any time after the date three years from the date hereof, the Company shall receive a bona fide third-party offer to purchase all or substantially all of the Common Stock or the assets of the Company or to merge with the Company in a manner with no conditions which are unlikely to be satisfied prior to the proposed closing thereof that would cause the Company's stockholders to receive cash or publicly-traded securities in exchange for their Common Stock, and the Company's Board of Directors should not vote to accept such offer or a stockholder other than the Purchaser shall fail to accept such offer in a way that makes such offer unavailable to the Purchaser and the Purchaser has indicated during a contemporaneous time that it would accept such offer, the Purchaser shall have the right to put all, but not less than all, of its Warrants and Underlying Common Stock to the Company in accordance with Section 9.1, except that the Fair Market Value per share shall be deemed to be equal to the amount of such offer; provided however, in the event that the Credit Agreement restricts the Company from complying with this Section 9.7, the Company shall use its best efforts to obtain the necessary waiver or elimination of such restrictions including, without limitation refinancing the Indebtedness under the Credit Agreement.


                                   ARTICLE 10

                                      CALL

                    10.1 Call Rights. At any time after the later of the repayment in full of the Notes (including any prepayment premium and all amounts then due Purchaser hereunder), the Company will have the right (the "Call"), exercisable by delivery of thirty (30) days advance written notice (the "Call Notice") to the Purchaser, to purchase all but not less than all of the Warrants, and if the Call Notice is given at any time





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
through the fifth anniversary of the Closing, any Underlying Common Stock obtained upon exercise of warrants (collectively, the "Call Shares") purchased upon exercise of Warrants for the Call Price (as defined below). The date of delivery of the Call Notice by the Company is referred to in this Article 10 as the "Call Exercise Date."

                    10.2 Call Price. The "Call Price" (i) of each share of Common Stock (including Underlying Common Stock) will be the Put Price as determined in accordance with Section 9.2 and (ii) of each Warrant to purchase a share of Common Stock will be the Put Price determined in accordance with
Section 9.2 less the applicable exercise price for such Warrant and for such purposes, Conditional Warrants shall be deemed to represent the number of shares of Common Stock as if they were exercised on the Call Exercise Date.

                    10.3 Look-Back Period. If within the Price Protection Period (as defined in Section 10.5 below), an Organic Change (as defined in
Section 10.4 below) occurs and the Organic Change Value (as defined in Section _ _ below) exceeds the Fair Market Value used in the determination of the Call Price for such exercise of the Call, the Holders will be entitled to receive from the Company the benefit of such higher valuation for the Call Shares sold or to be sold to the Company pursuant to such Call. Upon consummation of any Organic Change, the Company shall promptly deliver a portion of the amount and type of consideration received in such Organic Change (in proportion to the amounts of each type of consideration received in the Organic Change) to each Holder in an amount equal to the excess of (a) the amount which such Holder would have received upon sale of the Call Shares under the Call if the Fair Market Value used for purposes of the Call was the Organic Change Value over
(b) the amount which such Holder received from the Company upon sale of the Call Shares under the Call.

                    10.4 Organic Change. For purposes of this Article 10, "Organic Change" shall mean the occurrence of any of the following:

                           (a)  more than 30% of the Common Stock, on a diluted
basis, is sold by the Company or a stockholder or group of stockholders to a third party or third parties which are not an Affiliate of the Company or any existing stockholders as part of a single transaction or series of transactions; or





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                           (b)  the filing by the Company of a registration
statement with the SEC providing for a public offering of the Common Stock.

                    10.5  Price Protection Period.  For purposes of this
Article 10, "Price Protection Period" shall mean the 12-month period following the Call Closing Date.

                    10.6 Organic Change Value. For purposes of this Article 10, "Organic Change Value" shall mean the Fair Market Value (determined as provided in Section 9.2) determined immediately prior to the Organic Change with respect to which such determination is made after taking into account the aggregate fair market value of all dividends and distributions declared or paid by the Company to its shareholders from and after the date of the Exercise Date to and including the date of the consummation of the Organic Change.

                    10.7 Call Closing. The closing (the "Call Closing") of the purchase and sale of Call Shares will take place on a date selected by the Company and will not be earlier than the 30th day following the Call Notice. Payment of the Call Price for all Call Shares tendered at the Call Closing will be paid by the Company at the Call Closing by cashier's or certified check or by wire transfer of immediate available funds to accounts designated by the Holders. No Holder will be obligated to tender any Call Shares unless the Company has adequate funds available to make payment therefor in the manner provided herein.

                    10.8 Termination of Call. The rights of the Company pursuant to this Article 10 will terminate upon the earlier to occur of (i) the consummation of an underwritten public offering of the Company's Common Stock registered under the Securities Act with an investment banking firm of national reputation as managing underwriter, and (ii) the failure of the Company to promptly pay the Call Price in full in accordance with Section 10.7 following any delivery of a Call Notice.

                                   ARTICLE 11

                              REGISTRATION RIGHTS

                    11.1  Piggyback Registrations.





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
                           (a)  Right to Piggyback.  Except in connection with
the filing of a Form S-8, whenever the Company proposes to register any of its equity securities under the Securities Act and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice (in any event within five Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. Each such holder of Registrable Securities desiring to have Registrable Securities registered under this Section 11.1 shall advise the Company in writing within fifteen (15) days after the date of receipt of such notice from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, and shall use its best efforts to effect registration under the Securities Act of such Registrable Securities.

                           (b)  Piggyback Expenses.  The registration expenses
of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations to the extent provided in Section 11.6.

                           (c)  Priority on Primary Registrations.  If a
Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

                           (d)  Priority on Secondary Registrations.  If a
Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such





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registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration (i) first, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (ii) second, other securities requested to be included in such registration.

                           (e)  Selection of Underwriters.  If any Piggyback
Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval will not be unreasonably withheld.

                           (f)  Other Registrations.  If the Company has
previously filed a registration statement with respect to Registrable Securities pursuant to this Section 11.1, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

                       11.2  Demand Registrations Rights.

                           (a)  Demand Rights.  If, at any time after the
Company has filed and has had declared effective any registration statement under the Securities Act or the Securities Exchange Act of 1934, as amended, except with respect to registration statements filed on Form S-8 or any successor form, the Company receives a written request by the holders of a majority of the Registrable Securities to effect the registration under the Securities Act of such shares, of the Company shall follow the procedures described in this Section 11.2. Within five (5) days of its receipt of such request, the Company shall give written notice of such proposed registration (a "Demand Registration") to all holders of Registrable Securities, and thereupon, the Company shall, as expeditiously as possible, use its best reasonable efforts to effect the registration on a form of general use under the Securities Act of the shares it has been requested to register in such initial





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request and in any response to such notice given to the Company within twenty
(20) days after the Company's giving of such notice. The aforesaid right to demand registration shall be limited to three demands for all (and not each) of the Holders of Registrable Securities, provided that if less than seventy-five percent (75%) of the Registrable Securities proposed to be sold or sold, such offering shall be considered a Piggyback Registration rather than a Demand Registration in a particular Demand Registration shall be sold.

                           (b)  Other Stock.  The Company may include in any
registration under this Section 11.2 any other shares of Common Stock (including issued and outstanding shares of stock as to which the holders thereof have contracted with the Corporation for "piggyback" registration rights) so long as the inclusion in such registration of such shares will not, in the opinion of the managing underwriter of the shares of the Stockholder or Stockholders first demanding registration (if the offering is underwritten), interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the stock sought to be registered by such demanding Stockholder or Stockholders pursuant to this Section 11.2.

                    11.3 S-3 Demand Registration Rights. In addition to the registration rights provided in Sections 11.1 and 11.2 above, if at any time the Company is eligible to use Form S-3 (or any successor form) for registration of secondary sales of Registrable Securities, any Holder of Registrable Securities may request in writing that the Company register shares of Registrable Securities on such form. Upon receipt of such request, the Company will promptly notify all holders of Registrable Securities in writing of the receipt of such request and each such Holder may elect (by written notice sent to the Company within thirty (30) days of receipt of the Company's notice) to have its Registrable Securities included in such registration pursuant to this Section 11.3. Thereupon, the Company will, as soon as practicable, use its best efforts to effect the registration on Form S-3 of all Registrable Securities that the Company has so been requested to register by such Holder for sale. The Company will use its best efforts to qualify and maintain its qualification for eligibility to use Form S-3 for such purposes.

                    11.4  Holdback Agreements.





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
                           (a)  Each holder of Registrable Securities agrees
not to effect any public sale or distribution (including sales pursuant to Rule
144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period (or such longer period, not to exceed 90 additional days, as the managing underwriter shall require) beginning on the effective date of any underwritten Piggyback Registration in which Registrable Securities are included or Demand Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                           (b)  The Company agrees (i) not to effect any public
sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of or any underwritten Piggyback Registration or Demand Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to use best efforts to cause each holder of at least 10% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

                    11.5 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof (including the registration of Warrants held by a holder of Registrable Securities requesting registration as to which the Company has received reasonable assurances that only Registrable Securities will be distributed to the public), and pursuant thereto the Company will as expeditiously as possible:





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                           (a)  prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

                           (b)  furnish to each seller of Registrable
Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                           (c)  use reasonable efforts to register or qualify
such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, (iii) consent to general service of process in each such jurisdiction or (iv) undertake such actions in any jurisdiction other than the states of the United States of America and the District of Columbia);

                           (d)  notify each seller of such Registrable
Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;





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                           (e)  cause all such Registrable Securities to be
listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statements as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

                           (f)  provide a transfer agent and registrar for all
such Registrable Securities not later than the effective date of such registration statement;

                           (g)  enter into such customary agreements (including
underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                           (h)  make available for inspection by any seller of
Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                           (i)  otherwise use its best efforts to comply with
all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;





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
                           (j)  permit any holder of Registrable Securities
which holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

                           (k)  in the event of the issuance of any stop order
suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order. If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if its sole and exclusive judgment such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

                    11.6  Registration Expenses.

                          All expenses incident to the Company's performance
of or compliance with this Article 11, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses, excluding underwriting discounts and commissions, being herein called "Registration Expenses"), will be borne by the Company. The Company will bear the reasonable fees and expenses of one counsel for the Holders of Registrable Securities participating in any Piggyback Registration or Demand Registration. All underwriting discounts and commissions will be borne by the seller of the securities sold pursuant to the registration.

                    11.7  Indemnification.

                           (a)  The Company agrees to indemnify, to the extent
permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                           (b)  In connection with any registration statement
in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading





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
but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder;

                           (c)  Any Person entitled to indemnification
hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim.

                           (d)  The indemnification provided for under this
Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

                    11.8 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements, and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties





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
regarding such holder and such holder's intended method of distribution.


                                   ARTICLE 12

                                 MISCELLANEOUS

                    12.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Company may not assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder without the prior written consent of the Purchaser, (ii) the Purchaser shall have the right to assign its rights hereunder and under the Restricted Securities and the Subject Securities owned by it and its interests herein and therein, (A) in the case of the Notes, only to a holder of at least $100,000 in original principal amount, and (B) in all cases, in accordance with
Article 5 hereof, and thereupon, any purchaser of such Restricted Securities or Subject Securities shall be considered the Purchaser hereunder.

                    12.2 Modifications, Amendments or Waivers. The provisions of this Agreement may be modified, amended or waived, but only by a written instrument signed by each of the Company and the Purchaser and to the extent such modification, amendment or waiver relates to any Notes, by prior written consent of holders of a majority of the then outstanding principal amount of such Notes; provided, that no such action will change (i) the rate at which or the manner in which interest accrues on any Notes or the times at which such interest becomes payable or (ii) any provision relating to the scheduled payments or prepayments of principal on the Notes without the written consent of all the holders of the principal amount of any Notes.

                    12.3 No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies which it or they would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and





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
shall be effective only to the extent in such writing specifically set forth.

                    12.4 Reimbursement of Expenses. The Company upon demand shall pay or reimburse the Purchaser for all reasonable fees and expenses incurred or payable by the Purchaser (including, without limitation, fees and expenses of special counsel for the Purchaser), from time to time (i) arising in connection with the negotiation, preparation and execution of this Agreement, the Notes and all other instruments and documents to be delivered hereunder or thereunder or arising in connection with the transactions contemplated hereunder or thereunder, (ii) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof, and (iii) arising in connection with the enforcement of this Agreement or collection of the Notes.

                    12.5 Holidays. Whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.


                    12.6 Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing and mailed via certified mail, sent by Federal Express or other similar express delivery service for next day delivery, telefaxed (with a confirming copy sent by such an express delivery service for next day delivery) or hand delivered to the respective parties, as follows:

                    to the Company:

                           Specialty Transportation Services, Inc.
                           5979 McCasland Avenue
                           Portage, IN  46368
                           Attn:  President
                           Telefax:  (219) 764-4747

                    with a copy to:

                           Sachnoff & Weaver, Ltd.
                           30 South Wacker Drive
                           Suite 2900
                           Chicago, Illinois  60606
                           Attention:  Joel R. Schaider
                           Telefax: (312) 207-6400





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                    to ACS:

                           American Capital Strategies Ltd.
                           3 Bethesda Metro Center, Suite 860
                           Bethesda, Maryland  20814
                           Attn:  President

                           Telefax:  (301)654-6714

                           with a copy to:

                           Arnold & Porter
                           555 12th Street, N.W.
                           Washington, D.C.  20004
                           Attn:  Samuel A. Flax, Esq.

                           Telefax:  (202)942-5999

or in accordance with any subsequent written direction delivered in accordance with this section from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; in the case of certified mail, three Business Days after the date sent; in the case of telefax, when received; or in the case of express delivery service, the day after delivery of the notice to such service with charges prepaid.

                    12.7 Survival. All representations, warranties, covenants and agreements of the Company contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the purchase of the Notes and the Purchased Securities and shall continue in full force and effect so long as any Note or any other Restricted Securities are outstanding and until payment in full of all of the Company's obligations hereunder or thereunder.

                    12.8 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE STATE OF MARYLAND AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SAID STATE, EXCEPT FOR ITS RULES RELATING TO THE CONFLICT OF LAWS.

                    12.9 JURISDICTION. THE PURCHASER MAY ENFORCE ANY CLAIM ARISING OUT OF THIS AGREEMENT OR THE RELATED DOCUMENTS IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN THE STATE OF MARYLAND, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, EACH OF THE





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PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS.  EACH OF
THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT
OF SAID COURTS BY MAILING A COPY THEREOF, BY CERTIFIED MAIL, POSTAGE PREPAID,
TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 12.6 HEREOF AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT
OF ANY PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR PRECLUDE ANY PURCHASER FROM BRINGING AN ACTION IN RESPECT HEREOF IN ANY OTHER STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. EACH OF THE PARTIES
HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY
OBJECTION WHICH IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT LOCATED IN THE STATE OF MARYLAND AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                    12.10 JURY TRIAL WAIVER. THE COMPANY HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                    12.11 Herein, etc. Words such as "herein," "hereunder," "hereof" and the like shall be deemed to refer to this Agreement as a whole and not to any particular document or Article, Section or other portion of a document.

                    12.12 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

                    12.13 Headings. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.





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                    12.14  Indemnity.  The Company hereby agrees to indemnify, defend and hold harmless the Purchaser and its officers, directors, employees, agents and representatives, and their respective successors and assigns in connection with any losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees, to which the Purchaser may become subject (other than as a result of the gross negligence or willful misconduct of any such Person), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or by reason of any investigation, litigation or other proceedings related to or resulting from any act of, or omission by, the Company or its Affiliates or any officer, director, employee, agent or representative of the Company or its Affiliates with respect to the Transactions, the Notes, Charter Documents, the Bylaws or any agreements entered into in connection with any such agreements, instruments or documents and to reimburse the Purchaser and each such Person and Affiliate, upon demand, for any legal or other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action. To the extent that the foregoing undertakings may be unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction of indemnified liabilities set forth in this Section which is permissible under applicable law.

                    12.15 Environmental Indemnity. The Company, and its successors and assigns, hereby agree to defend, indemnify and hold harmless, Purchaser and its Affiliates (including their partners, subsidiaries, customers, guests, and invitees, and the successors and assigns of all of the foregoing, and their respective officers, employees and agents) from and against any and all Environmental Liabilities, whenever and by whomever asserted, to the extent that such Environmental Liabilities are based upon, or otherwise relate to: (i) any condition at any time in, at, on, under, a part of, involving or otherwise related to the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities); (ii) any action or failure to act of any Person, including any prior owner or operator of the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities), involving or otherwise related to the Properties and Facilities or operations of the Company; (iii) the Management of any Pollutant, material, article or product (including Management of any material, article or product containing a





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
Pollutant) in any physical state and at any time, involving or otherwise related to the Properties and Facilities or any property covered by clause (iv) (including Management either from the Properties and Facilities or from any property covered by clause (iv), and Management to, at, involving or otherwise related to the Properties and Facilities or any property covered by clause
(iv)); (iv) conditions, and actions or failures to act, in, at, on, under, a part of, involving or otherwise related to any property other than the Properties and Facilities, which property was, at or prior to the Closing Date,
(I) acquired, held, sold, owned, operated, leased, managed, or divested by, or otherwise associated with, (A) JGT, (B) any of JGT's Affiliates, or (C) any predecessor or successor organization of those identified in (A) or (B); or
(II) engaged in any tolling, contract manufacturing or processing, or other similar activities for, with, or on behalf of JGT; (v) any violation of or noncompliance with or the assertion of any lien under the Environmental Laws,
(vi) the presence of any toxic or hazardous substances, wastes or contaminants on, at or from the past and present Properties and Facilities, including, without limitation, human exposure thereto; (vii) any spill, release, discharge or emission affecting the past and present Properties and Facilities, whether or not the same originates or emanates from such Properties and Facilities or any contiguous real estate, including, without limitation, any loss of value of such Properties and Facilities as a result thereof; or (viii) a misrepresentation in any representation or warranty or breach of or failure to perform any covenant made by the Company in this Agreement. This indemnity and agreement to defend and hold harmless shall survive any termination or satisfaction of the Notes or the sale, assignment or foreclosure thereof or the sale, transfer or conveyance of all or part of the past and present Properties and Facilities or the sale, transfer or conveyance of all or part of the Underlying Common Stock or any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of the Company under the Notes or the Underlying Common Stock. Notwithstanding the above, this Environmental Indemnity provision does not apply to the extent that any such Environmental Liability is a result of the willful misconduct or gross negligence of Purchaser or its successors and permitted assigns.

                    12.16 Counterparts. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original,





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but all such counterparts shall together constitute one and the same instrument.

                    12.17 Integration. This Agreement, the Security Documents, the Notes, the Purchase Documents the Purchased Securities, the Stockholders' Agreement, the Charter Documents and the Bylaws set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters including without limitation, the letter agreement dated as of December 30, 1997. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

                    12.18 Special Release of Liens. In the event that at any time the Company's sole remaining obligations hereunder shall be (i) the obligations under Article 9 with respect to the Purchased Shares and (ii) contingent indemnification obligations with respect to which no claims of reimbursements have been made, then upon the request and at the expense of the Company, the Purchaser shall promptly take such actions as are reasonably requested by the Company to release all of the Purchaser's Liens on the Collateral and to cause the Purchaser's rights under the Voting Trust to be terminated, and for all such purposes all obligations under this Agreement which are secured by the Security Documents shall be deemed to be satisfied.





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                               SIGNATURE PAGE TO
                SUBORDINATED NOTE AND EQUITY PURCHASE AGREEMENT


                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 SPECIALTY TRANSPORTATION
                                   SERVICES, INC.



                                 By: /s/ Gary I. Goldberg
                                     -------------------------

                                     Name:  Gary I. Goldberg
                                            ----------------------

                                     Title: President
                                            ----------------------

                                 AMERICAN CAPITAL STRATEGIES LTD.



                                 By: /s/ Malon Wilkus
                                     -------------------------

                                     Name:  Malon Wilkus

                                     Title: President





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
                Joinder by AASCHE Transportation Services, Inc.

        The undersigned, AASCHE Transportation Services, Inc., hereby joins in the attached Subordinated Note and Equity Purchase Agreement signifying its agreement to Article 9 thereof.


                                 AASCHE Transportation
                                    Services, Inc.


                                 By:  /s/ Leon Monachos
                                      -------------------------------

                                     Name:  Leon Monachos
                                            ----------------------

                                     Title: CFO
                                            ----------------------

EXHIBITS
---------

EXHIBIT A-1                                   Form of Senior Subordinated
                                                Note Due 2008
EXHIBIT A-2                                   Form of Junior Subordinated
                                                Note Due 2008
EXHIBIT B-1                                   Form of Primary Warrant
EXHIBIT B-2                                   Form of Conditional Warrant
EXHIBIT C                                     Form of Security Agreement
EXHIBIT D                                     Form of Mortgages
EXHIBIT E                                     Form of Stockholders
                                                Agreement
EXHIBIT F                                     Certificate of Incorporation
EXHIBIT G                                     Form of Guaranty of Accuracy
EXHIBIT H                                     Voting Trust Agreement
EXHIBIT I                                     Stock Pledge Agreement
EXHIBIT J                                     Form of Sachnoff & Weaver,
                                                Ltd. Opinion
EXHIBIT K                                     Compliance Certificate


Schedules
---------
"Qualification Schedule"                      (Section 4.1(a))
"Obligations Schedule"                        (Section 4.1(g))
"Litigation Schedule"                         (Section 4.1(i))
"Permits Schedule"                            (Section 4.1(j))
"Environmental Schedule                       (Section 4.1(k))
"Collective Bargaining
  Schedule"                                   (Section 4.1(n))
"Plan Schedule"                               (Section 4.1(o))
"Equipment Schedule"                          (Section 4.1(q))
"Real Property Schedule"                      (Section 4.1(r))
"Contracts Schedule"                          (Section 4.1(s))
"Properties Schedule"                         (Section 4.1(p))
"Other Transactions
  Schedule"                                   (Section 6.2(g))





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